Exhibit 10.1

Execution Version

INVESTMENT AGREEMENT

dated as of June 14, 2010

between

BNC BANCORP

and

AQUILINE BNC HOLDINGS LLC

TABLE OF CONTENTS

		Page
ARTICLE I

Purchase; Closings

1.1	Purchase	2
1.2	Closing	2

ARTICLE II

Representations and Warranties

2.1	Disclosure	3
2.2	Representations and Warranties of the Corporation	4
2.3	Representations and Warranties of the Investor	24

ARTICLE III

Covenants

3.1	Certain Actions	27
3.2	Expenses	27
3.3	Access, Information and Confidentiality	28

ARTICLE IV

Additional Agreements

4.1	No Rights Agreement	29
4.2	Preemptive Rights	29
4.3	Governance Matters	31
4.4	Restrictive Shares and Legend	33
4.5	Reservation for Issuance; Exchange Listing	34
4.6	Certain Transactions	34
4.7	Extension Periods	34
4.8	Indemnity	35
4.9	Registration Rights	37
4.10	Additional Regulatory Matters	48

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ARTICLE V

Miscellaneous

5.1	Survival	49
5.2	Amendment	50
5.3	Waivers	50
5.4	Counterparts and Facsimile	50
5.5	Governing Law	50
5.6	Waiver of Jury Trial	50
5.7	Notices	50
5.8	Entire Agreement, etc.	51
5.9	Other Definitions	52
5.10	Captions	53
5.11	Severability	53
5.12	No Third Party Beneficiaries	53
5.13	Time of Essence	53
5.14	Public Announcements	53
5.15	Specific Performance	53

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LIST OF EXHIBITS

Exhibit A:	Form of Articles of Amendment of Mandatorily Convertible Non-Voting Preferred Stock, Series B
Exhibit B:	Form of Opinion of Counsel
Exhibit C:	Form of Officer’s Certificate from the Corporation
Exhibit D:	Form of Officer’s Certificate from the Investor
Exhibit E:	Commitments to the Board of Governors of the Federal Reserve System

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INDEX OF DEFINED TERMS

Term	Location of Definition
Affiliate	5.9(2)
Agreement	Preamble
Articles of Incorporation	Recitals
Bank	2.2(b)
Bank’s Board of Directors	4.3(a)
Beneficially Own	5.9(8)
Benefit Plan	2.2(o)(1)
BHC Act	2.2(a)
Board Representative	4.3(a)
business day	5.9(6)
CBC Act	3.1(a)
Closing	1.2(a)
Closing Date	1.2(a)
Code	2.2(o)(2)
Common Stock/Common Shares	Recitals
control/controlled by/under common control with	5.9(2)
Corporation	Preamble
Corporation’s Board of Directors	2.2(c)
Corporation 10-K	2.2(e)(1)
Corporation Financial Statements	2.2(e)(1)
Corporation Preferred Stock	2.2(c)
Corporation Reports	2.2(f)(1)
Corporation Restricted Stock	2.2(c)
Corporation Significant Agreement	2.2(j)
Corporation Stock Option	2.2(c)
Corporation Stock Option Plans	2.2(c)
Corporation Subsidiary/Corporation Subsidiaries	2.2(b)
Disclosure Schedule	2.1(a)
ERISA	2.2(o)(1)
ERISA Affiliate	2.2(o)(2)
ERISA Plan	2.2(o)(3)
Exchange Act	2.2(f)(1)
Extension Period	4.7
FDIC	2.2(b)
GAAP	2.2(e)(1)
Governmental Entity	2.2(d)(3)
herein/hereof/hereunder	5.9(5)
Holder	4.9(k)(1)
Holders’ Counsel	4.9(k)(2)
including/includes/included/include	5.9(4)

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Term	Location of Definition
Indemnified Party	4.8(c)
Indemnifying Party	4.8(c)
Indemnitee	4.9(g)(1)
Information	3.3(b)
Intellectual Property	2.2(v)
Investor	Preamble
IRS	2.2(h)
IT Assets	2.2(v)
knowledge of the Corporation/Corporation’s knowledge	5.9(9)
Liens	2.2(b)
Losses	4.8(a)
Material Adverse Effect	2.1(b)
New Security	4.2(a)
Observer	4.3(e)
Opinion of Counsel	1.2(b)(1)(ii)
or	5.9(3)
Pending Underwritten Offering	4.9(l)
Pension Plan	2.2(o)(3)
Permitted Liens	2.2(g)
person	5.9(7)
Piggyback Registration	4.9(a)(4)
Previously Disclosed	2.1(c)
Purchase Price	1.2(a)
Qualifying Ownership Interest	3.3(a)
register/registered/registration	4.9(k)(3)
Registered Intellectual Property	2.2(v)
Registrable Securities	4.9(k)(4)
Registration Deadline	4.9(a)(1)
Registration Expenses	4.9(k)(4)
Regulatory Agreement	2.2(x)
Rule 144	4.9(k)(6)
Rule 144A	4.9(k)(6)
Rule 158	4.9(k)(6)
Rule 159A	4.9(k)(6)
Rule 405	4.9(k)(6)
Rule 415	4.9(k)(6)
Scheduled Black-out Period	4.9(k)(7)
SEC	2.2(e)(1)
Section 16(b) Period	4.7
Securities	Recitals
Securities Act	2.2(f)(1)
Selling Expenses	4.9(k)(8)

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Term	Location of Definition
Series B Preferred Stock	Recitals
Series B Preferred Stock Articles of Amendment	Recitals
Shelf Registration Statement	4.9(a)(2)
Special Registration	4.9(a)(4)
subsidiary	5.9(1)
Tax/Taxes	2.2(h)
Tax Return	2.2(h)
Trade Secrets	2.2(v)
Treasury Warrant	2.2(c)
Unlawful Gains	2.2(m)(6)
Voting Debt	2.2(c)

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INVESTMENT AGREEMENT, dated as of June 14, 2010 (this “Agreement”), between BNC Bancorp, a North Carolina corporation (the “Corporation”) and Aquiline BNC Holdings LLC, a Delaware limited liability company (the “Investor”).

RECITALS:

A. The Investment. The Corporation intends to sell to the Investor, and the Investor intends to purchase from the Corporation, as an investment in the Corporation, the securities as described herein. The securities to be purchased at the closing are 892,799 shares of common stock, no par value, of the Corporation (the “Common Stock”) and 1,804,566 shares of Series B mandatorily convertible non-voting preferred stock, no par value, of the Corporation that are initially convertible under certain limited circumstances into 1,804,566 shares of Common Stock (the “Series B Preferred Stock”).

B. The Securities. The term “Securities” refers collectively to (i) the 892,799 shares of Common Stock being purchased pursuant to this Agreement, (ii) the 1,804,566 shares of Series B Preferred Stock being purchased pursuant to this Agreement, and (iii) the shares of Common Stock issuable upon conversion of the Series B Preferred Stock in accordance with the terms of the Series B Preferred Stock Articles of Amendment. When issued, the Series B Preferred Stock will have the terms set forth in an articles of amendment in the form attached as Exhibit A (the “Series B Preferred Stock Articles of Amendment”) made a part of the Corporation’s Restated Articles of Incorporation, as amended on December 3, 2008 (the “Articles of Incorporation”), by the filing of the Series B Preferred Stock Articles of Amendment with the Department of the Secretary of State of North Carolina.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I

Purchase; Closings

1.1 Purchase. On the terms and subject to the conditions set forth herein, the Investor will purchase from the Corporation, and the Corporation will sell to the Investor, a number of shares of Common Stock and shares of Series B Preferred Stock as set forth herein.

1.2 Closing.

(a) The closing shall take place immediately following the execution and delivery of this Agreement at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York or such other location as agreed by the parties (the “Closing”). The date of the Closing is referred to as the “Closing Date.” Subject to the satisfaction or waiver on the Closing Date of the conditions described in Section 1.2(b), at the Closing, the Corporation will deliver to the Investor (i) 892,799 shares of Common Stock represented by one or more certificates representing such shares of Common Stock and (ii) 1,804,566 shares of Series B Preferred Stock represented by one or more certificates representing such shares of Series B Preferred Stock, against payment by the Investor by wire transfer of immediately available United States funds to a bank account designated by the Corporation for an aggregate purchase price of $26,973,650 (the “Purchase Price”), all of which shall be deemed to have happened concurrently.

(b) Closing Conditions.

(1) The obligation of the Investor to consummate the Closing is subject to the fulfillment by the Corporation or written waiver by the Investor prior to or contemporaneously with the Closing of each of the following conditions:

(i) the Corporation shall have filed all notices required to list the shares of Common Stock purchased hereunder and the Common Stock issuable upon conversion of the shares of Series B Preferred Stock on the NASDAQ Capital Market;

(ii) the Corporation shall have delivered to the Investor the opinion of counsel for the Corporation (the “Opinion of Counsel”) in the form set forth in Exhibit B hereto;

(iii) the Corporation shall have delivered to the Investor a duly executed Officer’s Certificate in the form set forth in Exhibit C hereto;

(iv) the representations and warranties of the Corporation set forth in this Agreement shall be true and correct in all respects;

(v) the Corporation shall have paid the Investor for certain expenses as specified in Section 3.2; and

(vi) the Corporation shall have performed in all material respects all obligations required to be performed by it at or prior to or contemporaneously with the Closing under this Agreement.

(2) The obligation of the Corporation to consummate the Closing is subject to the fulfillment by the Investor or written waiver by the Corporation prior to the Closing of each of the following conditions:

(i) the Investor shall have delivered to the Corporation a duly executed Officer’s Certificate in the form set forth in Exhibit D hereto;

(ii) the representations and warranties of the Investor set forth in this Agreement shall be true and correct in all respects; and

(iii) the Investor shall have performed in all material respects all obligations required to be performed by it at or prior to the Closing under this Agreement.

ARTICLE II

Representations and Warranties

2.1 Disclosure.

(a) On or prior to the date of this Agreement, each of the Corporation and the Investor delivered to the other a schedule (“Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 2.2 with respect to the Corporation, or in Section 2.3 with respect to the Investor, or to one or more of its covenants contained in Article III; provided, however, that notwithstanding anything in this Agreement to the contrary, the mere inclusion of an item in such schedule shall not be deemed an admission that such item represents a material exception or material fact, event, or circumstance or that such item has had or would reasonably be expected to have a Material Adverse Effect on the Corporation or the Investor, as applicable.

(b) “Material Adverse Effect” means, with respect to the Investor, only clause (2) that follows, or, with respect to the Corporation, both clauses (1) and (2) that follow, any circumstance, event, change, development or effect that, individually or in the aggregate (1) is or would reasonably be expected to be material and adverse to the financial position, results of operations, business, condition (financial or otherwise) or management of the Corporation and its subsidiaries taken as a whole, or (2) would materially impair the ability of either the Investor or the Corporation, respectively, to perform its respective obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the transactions contemplated by this Agreement.

(c) “Previously Disclosed” with regard to any party means information set forth on its Disclosure Schedule corresponding to the provision of this Agreement to which such information relates; provided that information which, on its face, reasonably should indicate to the reader that it relates to another provision of this Agreement, shall also be deemed to be Previously Disclosed with respect to such other provision.

2.2 Representations and Warranties of the Corporation. Except as Previously Disclosed, the Corporation represents and warrants as of the date of this Agreement (except to the extent made only as of a specified date, in which case as of such date) to the Investor that:

(a) Organization and Authority. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and failure to be so qualified would have a Material Adverse Effect on the Corporation and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. The Corporation is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, or any successor statute (the “BHC Act”). The Corporation has furnished or made available to the Investor, prior to the date hereof, true, correct and complete copies of the Corporation’s Articles of Incorporation and bylaws as amended through the date of this Agreement.

(b) Corporation’s Subsidiaries. The Corporation has Previously Disclosed a true, complete and correct list of all of its subsidiaries as of the date of this Agreement (individually, a “Corporation Subsidiary” and, collectively, the “Corporation Subsidiaries”), all shares of the outstanding capital stock of each of which are owned directly or indirectly by the Corporation. No equity security of any Corporation Subsidiary is or may be required to be issued by reason of any option, warrant, scrip, preemptive right, right to subscribe to, gross-up right, call or commitment of any character whatsoever relating to, or security or right convertible into, shares of any capital stock of such Corporation Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Corporation Subsidiary is bound to issue additional shares of its capital stock, or any option, warrant or right to purchase or acquire any additional shares of its capital stock. Except as Previously Disclosed, all of such shares so owned by the Corporation are duly authorized and validly issued, fully paid and nonassessable and are owned by it free and clear of any lien, adverse right or claim, charge, option, pledge, covenant, title defect, security interest or other encumbrances of any kind (“Liens”) with respect thereto. Each Corporation Subsidiary is an entity duly organized, validly existing, duly qualified to do business and in good standing under the laws of its jurisdiction of organization, and has corporate or other appropriate organizational power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted, except as would not reasonably be expected to have a Material Adverse Effect on the Corporation. Except in respect of the Corporation Subsidiaries, the Corporation does not own beneficially, directly or indirectly, more than 5% of any class of equity securities or similar interests of any corporation, bank, business trust, association or similar organization, and is not, directly or indirectly, a partner in any partnership or party to any joint venture. The Corporation’s sole depository institution subsidiary, the Bank of North Carolina (the “Bank”) is duly organized and validly existing as a

North Carolina state-chartered commercial bank and its deposit accounts are insured by the Federal Deposit Insurance Corporation (the “FDIC”) to the fullest extent permitted by the Federal Deposit Insurance Act and the rules and regulations of the FDIC thereunder, and all premiums and assessments required to be paid in connection therewith have been paid when due. The Corporation has furnished or made available to the Investor, prior to the date hereof, true, correct and complete copies of the charter and bylaws of the Corporation’s principal depository institution subsidiary as amended through the date of this Agreement.

(c) Capitalization.

(1) The authorized capital stock of the Corporation consists of 80,000,000 shares of Common Stock and 20,000,000 shares of preferred stock, no par value (the “Corporation Preferred Stock”). As of the Closing, there were 7,341,901 shares of Common Stock outstanding and 31,260 shares of Corporation Preferred Stock, consisting of 31,260 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, outstanding. As of the Closing, there were (i) outstanding stock options issued under the BNC Bancorp Stock Option Plan for Directors, BNC Bancorp Stock Option Plan for Key Employees, Directors Deferred Compensation Plan, and the BNC Bancorp Omnibus Stock Ownership and Long Term Incentive Plan (together, the “Corporation Stock Option Plans”) to purchase an aggregate of 272,207 shares of Common Stock (each, a “Corporation Stock Option”), (ii) an aggregate of 58,269 shares of restricted stock (“Corporation Restricted Stock”) outstanding under the Corporation Stock Option Plans and (iii) 5,128 shares of the Common Stock remaining available for issuance under the Corporation Stock Option Plans, and (iv) one outstanding warrant issued to the United States Department of the Treasury to purchase 543,337 shares of Common Stock (the “Treasury Warrant”). As of the Closing, except as listed above or in connection with the transactions contemplated by this Agreement and the Series B Preferred Stock Articles of Amendment, the Company has not reserved any shares of Common Stock or Corporation Preferred Stock other than the 543,337 shares of Common Stock reserved for the exercise of the Treasury Warrant. All of the issued and outstanding shares of Common Stock and Corporation Preferred Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except as Previously Disclosed, each Corporation Stock Option (i) was granted in compliance in all material respects with all applicable laws and all of the terms and conditions of the Corporation Stock Option Plans pursuant to which it was issued, (ii) has an exercise price per share of Common Stock equal to or greater than the fair market value of a share of Common Stock on the date of such grant and (iii) has a grant date identical to the date on which the Board of Directors of the Corporation (the “Corporation’s Board of Directors”) or compensation committee of the Corporation’s Board of Directors actually awarded such Corporation Stock Option. Neither the Corporation nor any of its officers, directors, or employees is a party to any right of first refusal, right of first offer, proxy, voting agreement, voting trust, registration rights agreement, or shareholders agreement with respect to the sale or voting of any securities of the Corporation. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the stockholders of the Corporation may vote (“Voting Debt”) are issued and outstanding. Except as set forth elsewhere in this Section 2.2(c), the Corporation does not have and is not bound by any outstanding subscriptions, options, warrants, calls, repurchase rights, commitments, or agreements of any character calling for the purchase or issuance of, or securities or rights convertible into or exchangeable or exercisable for, any shares of Common Stock or Corporation Preferred Stock or any other equity securities of the Corporation or Voting Debt or any securities representing the right to purchase or otherwise receive any shares of capital stock of the Corporation (including any rights plan or agreement). The Corporation has Previously Disclosed all shares of Corporation capital stock that have been purchased, redeemed or otherwise acquired, directly or indirectly, by the Corporation or any Corporation Subsidiary since March 31, 2010 and all dividends or other distributions that have been declared, set aside, made or paid to the stockholders of the Corporation since that date.

(2) Section 2.2(c)(2) of the Corporation’s Disclosure Schedule sets forth the following information with respect to each Corporation Stock Option and share of Corporation Restricted Stock, which is true and correct as of the Closing: the number of shares of Common Stock subject to such Corporation Stock Option and the number of shares of Corporation Restricted Stock, and, as applicable, the grant date, exercise price, number of shares vested or not otherwise subject to restrictions, vesting schedule and the Corporation Stock Option Plan under which such Corporation Stock Options or shares of Corporation Restricted Stock were granted.

(d) Authorization.

(1) The Corporation has the corporate power and authority to enter into or issue this Agreement, the Common Stock purchased hereunder, the Series B Preferred Stock purchased hereunder, and the Common Stock issuable upon conversion of the Series B Preferred Stock in accordance with the terms of the Series B Preferred Stock Articles of Amendment and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Series B Preferred Stock Articles of Amendment by the Corporation and the consummation of the transactions contemplated hereby and thereby, including the issuance of Common Stock, the issuance of the Series B Preferred Stock and the issuance of the Common Stock pursuant to the terms of the Series B Preferred Stock Articles of Amendment, have been duly authorized by the unanimous vote of the directors on the Corporation’s Board of Directors. This Agreement has been duly and validly executed and delivered by the Corporation and, assuming due authorization, execution and delivery of this Agreement by the Investor, are valid and binding obligations of the Corporation enforceable against the Corporation in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganizations, fraudulent transfer or similar laws relating to or affecting creditors generally or by general equitable principles (whether applied in equity or at law). No other corporate proceedings are necessary for the execution and delivery by the Corporation of this Agreement, the performance by the Corporation of its obligations hereunder and under the Series B Preferred Stock Articles of Amendment or the consummation by the Corporation of the transactions contemplated hereby and thereby. The issuance of the Common Stock purchased hereunder, the Series B Preferred Stock purchased hereunder, and the Common Stock issuable upon conversion of the Series B Preferred Stock in accordance with the terms of the Series B Preferred Stock Articles of Amendment and the filing and effectiveness of the Series B Preferred Stock Articles of Amendment do not require the approval of the shareholders of the Corporation pursuant to the Articles of Incorporation or the North Carolina Business Corporation Act. The Series B Articles of Amendment have been duly filed with the Department of the Secretary of State of North Carolina and are effective. Other than the approval of the issuance of the Common Stock purchased hereunder and the Common Stock upon conversion of the Series B Preferred Stock, under NASDAQ Marketplace Rule 5635, there is no other shareholder approval required for the transactions contemplated by this Agreement. The issuance of the Common Stock purchased hereunder and the issuance of the Common Stock upon conversion of the Series B Preferred Stock was duly approved under NASDAQ Marketplace Rule 5635 by the shareholders of the Corporation at a special meeting of shareholders held on January 29, 2010.

(2) Neither the execution, delivery, and performance by the Corporation of this Agreement and the Series B Preferred Stock Articles of Amendment, nor the consummation of the transactions contemplated hereby and thereby, nor compliance by the Corporation with any of the provisions thereof, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien, upon any of the properties or assets of the Corporation or any Corporation Subsidiary under any of the material terms, conditions or provisions of (A) its Articles of Incorporation or bylaws (or similar governing documents) or (B) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Corporation or any Corporation Subsidiary is a party or by which it may be bound, or to which the Corporation or any Corporation Subsidiary or any of the properties or assets of the Corporation or any Corporation Subsidiary may be subject, or (ii) violate any ordinance, permit, concession, grant, franchise, law, statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Corporation or any Corporation Subsidiary or any of their respective properties or assets.

(3) Except for applicable administrative NASDAQ filings, state blue sky filings and the filing of a Form D with the SEC, no material notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any governmental or regulatory authorities, agencies, courts, commissions or other entities, whether federal, state, local or foreign, or applicable self-regulatory organizations (each, a “Governmental Entity”), or expiration or termination of any statutory waiting period, is necessary for the consummation by the Corporation of the transactions contemplated by this Agreement. The Bank has received the required consent or approval of the FDIC pursuant to the Section 6.2 of the Single Family Shared-Loss Agreement and Section 6.2 of the Commercial Shared-Loss Agreement, (attached as Exhibits 4.15A and 4.15B, respectively, to the Purchase and Assumption Agreement by and among the FDIC as receiver of the Beach First National Bank, the FDIC and the Bank, dated as of April 9, 2010 for the transactions contemplated by this Agreement.

(e) Financial Statements.

(1) The consolidated balance sheets of the Corporation and the Corporation Subsidiaries as of December 31, 2009 and 2008 and related consolidated statements of income, stockholders’ equity and cash flows for the three years ended December 31, 2009, together with the notes thereto, and included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (the “Corporation 10-K”), as filed with the U.S. Securities and Exchange Commission (the “SEC”), the unaudited consolidated balance sheets of the Corporation and the Corporation Subsidiaries as of March 31, 2010 and related consolidated statements of income, stockholders’ equity and cash flows for the period then ended, included in the Corporation’s Quarterly Report on Form 10-Q for the period ended March 31, 2010, and the unaudited consolidated balance sheets of the Corporation and the Corporation Subsidiaries delivered to the Investor on June 10, 2010 as of April 30, 2010, giving effect to the purchase of certain assets and assumption of certain liabilities of Beach First National Bank by the Bank, together with the notes thereto (collectively, the “Corporation Financial Statements”), (1) have been prepared from, and are in accordance with, the books and records of the Corporation and the Corporation Subsidiaries, (2) complied, as of their respective date of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (3) have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved and (4) present fairly in all material respects the consolidated financial position of the Corporation and the Corporation Subsidiaries at the dates set forth therein and the consolidated results of operations, changes in stockholders’ equity and cash flows of the Corporation and the Corporation Subsidiaries for the periods stated therein (subject to the absence of notes and year-end audit adjustments in the case of interim unaudited statements).

(2) Cherry, Bekaert & Holland, L.L.P., who have certified certain financial statements of the Corporation, are independent auditors, as defined by the applicable SEC regulations.

(f) Reports.

(1) Since December 31, 2007, the Corporation and each Corporation Subsidiary have filed all material reports, registrations, documents, filings, statements and submissions together with any required amendments thereto, that it was required to file with any Governmental Entity (the foregoing, collectively, the “Corporation Reports”) and have paid all material fees and assessments due and payable in connection therewith. As of their respective filing dates, the Corporation Reports complied in all material respects with all statutes and applicable rules and regulations of the applicable Governmental Entities, as the case may be. There are no outstanding comments from the SEC or any other Governmental Entity with respect to any Corporation Report. The

Corporation Reports, including the documents incorporated by reference in each of them, each contained all of the information required to be included in it and, when it was filed and as of the date of each such Corporation Report filed with or furnished to the SEC, such Corporation Report did not, as of its date or if amended prior to the date of this Agreement, as of the date of such amendment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in it, in light of the circumstances under which they were made, not misleading and complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, or any successor statute (the “Securities Act”), and the Securities Exchange Act of 1934, as amended, or any successor statute (the “Exchange Act”). There are no facts or circumstances that would prevent the Corporation’s chief executive officer and chief financial officer from giving the certifications and attestations required pursuant to Rules 13a-14 and 15d-14 under the Exchange Act, without qualification, when next due.

(2) The records, systems, controls, data and information of the Corporation and the Corporation Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Corporation or the Corporation Subsidiaries or accountants (including all means of access thereto and therefrom), except for any nonexclusive ownership and nondirect control that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the system of internal accounting controls described below in this Section 2.2(f). The Corporation (A) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Corporation, including its consolidated subsidiaries, is made known to the chief executive officer and the chief financial officer of the Corporation by others within those entities, and (B) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Corporation’s outside auditors and the audit committee of the Corporation’s Board of Directors (x) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to adversely affect the Corporation’s ability to record, process, summarize, and report financial information, and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s internal controls over financial reporting. The Corporation has no knowledge of any reason that its outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, without qualification, when next due. Since December 31, 2007, (i) neither the Corporation nor any Corporation Subsidiary nor, to the knowledge of the Corporation, any director, officer, employee, auditor, accountant or representative of the Corporation or any Corporation Subsidiary has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Corporation or any Corporation Subsidiary or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Corporation or any Corporation

Subsidiary has engaged in questionable accounting or auditing practices, and (ii) no attorney representing the Corporation or any Corporation Subsidiary, whether or not employed by the Corporation or any Corporation Subsidiary, has reported evidence of a violation of securities laws, breach of fiduciary duty or similar violation by the Corporation or any of its officers, directors, employees or agents to the Corporation’s Board of Directors or any committee thereof or to any director or officer of the Corporation.

(g) Properties and Leases. Except for any Permitted Liens, the Corporation and each Corporation Subsidiary have good title free and clear of any Liens to all the real and personal property reflected in the Corporation’s consolidated balance sheet as of December 31, 2009 included in the Corporation 10-K for the period then ended, and all real and personal property acquired since such date, except such real and personal property as has been disposed of in the ordinary course of business. For purposes of this Agreement, “Permitted Liens” means (i) Liens for taxes and other governmental charges and assessments arising in the ordinary course which are not yet due and payable, (ii) Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen and other like Liens arising in the ordinary course of business for sums not yet due and payable, and (iii) other Liens or imperfections on property which are not material in amount or do not materially detract from the value of or materially impair the existing use of the property affected by such Lien or imperfection. Except as would not reasonably be expected to have a Material Adverse Effect on the Corporation, (i) all leases of real property and all other leases pursuant to which the Corporation or such Corporation Subsidiary, as lessee, leases real or personal property are valid and effective in accordance with their respective terms, and (ii) there is not, under any such lease, any existing default by the Corporation or such Corporation Subsidiary or any event which, with notice or lapse of time or both, would constitute such a default.

(h) Taxes. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Corporation, each of the Corporation and the Corporation Subsidiaries has filed all federal, state, county, local and foreign Tax Returns, including information Tax Returns, required to be filed by it and all such filed Tax Returns are, true, complete and correct in all respects, and paid all Taxes owed by it and no Taxes owed by it or assessments received by it are delinquent. The federal income Tax Returns of the Corporation and the Corporation Subsidiaries for the fiscal year ended December 31, 2007, and for all fiscal years prior thereto, are for the purposes of routine audit by the Internal Revenue Service (the “IRS”) closed because of the statute of limitations, and no claims for additional Taxes for such fiscal years are pending. Neither the Corporation nor any Corporation Subsidiary has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, in each case that is still in effect, or has pending a request for any such extension or waiver. Neither the Corporation nor any Corporation Subsidiary is a party to any pending action or proceeding, nor to the Corporation’s knowledge is any such action or proceeding threatened by any Governmental Entity, for the assessment or collection of Taxes, interest, penalties, assessments or deficiencies that could reasonably be expected to have a Material Adverse Effect on the Corporation and no issue has been raised by any federal, state, local or foreign taxing authority in connection with an audit or examination of the Tax Returns, business or properties of the Corporation or any Corporation Subsidiary which has not been settled, resolved and fully satisfied, or adequately reserved for (other than those issues that would not reasonably be expected to have a Material Adverse Effect on the Corporation). Except as would not reasonably be expected to have a Material Adverse Effect on the Corporation, each of the Corporation and the Corporation Subsidiaries has withheld and paid all Taxes that it is required to withhold from amounts owing to employees, creditors, clients, customers or other third parties. Each of the Corporation and the Corporation Subsidiaries has complied in all material respects with all Tax Return filing obligations and other information reporting obligations with respect to any such person. Neither the Corporation nor any Corporation Subsidiary is a party to, is bound by or has any obligation under any material Tax sharing or material Tax indemnity agreement or similar contract or arrangement other than any contract or agreement between or among the Corporation and any Corporation Subsidiary. Neither the Corporation nor any Corporation Subsidiary has entered into any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2), or any other transaction requiring disclosure under analogous provisions of state, local or foreign law. Neither the Corporation nor any Corporation Subsidiary has liability for the Taxes of any person other than the Corporation or any Corporation Subsidiary under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law). Neither the Corporation nor any Corporation Subsidiary has been a “distributing corporation” or a “controlled corporation” in any distribution in which the parties to such distribution treated the distribution as one to which Section 355 of the Code is applicable. For the purpose of this Agreement, the term “Tax” (including, with correlative meaning, the term “Taxes”) shall mean any and all domestic or foreign, federal, state, local or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity, including taxes on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, unemployment, social security, workers’ compensation or net worth, and taxes in the nature of excise, withholding, ad valorem or value added, and the term “Tax Return” means any return, report, information return or other document (including any related or supporting information, and attachments and exhibits) required to be filed with respect to Taxes, including, without limitation, all information returns relating to Taxes of third parties, any claims for refunds of Taxes and any amendment or supplements to any of the foregoing.

(i) Absence of Certain Changes. Since December 31, 2009, except for publicly disclosed ordinary dividends on the Common Stock and dividends payable with respect to the Fixed Rate Cumulative Perpetual Preferred Stock, Series A, the Corporation has not made or declared any distribution or dividend in cash or in kind to its stockholders or issued or repurchased any shares of its capital stock or other equity interests. Since December 31, 2009, the business and operations of the Corporation have been conducted in all material respects in the ordinary course of business consistent with past practice, and there has not been:

(1) any circumstance, occurrence, or development which, individually or in the aggregate with other circumstances, occurrences, or developments, has had or is reasonably likely to have a Material Adverse Effect on the Corporation;

(2) any material damage, destruction, or other casualty loss with respect to any material asset or property owned, leased, or otherwise used by the Corporation or any Corporation Subsidiary, whether or not covered by insurance;

(3) any material change in any method of accounting or accounting practice by the Corporation; or

(4) any agreement to do any of the foregoing.

(j) Commitments and Contracts. The Corporation has Previously Disclosed, prior to the date hereof, true, correct, and complete copies of each of the following to which the Corporation or any Corporation Subsidiary is a party or subject (whether written or oral, express or implied) (each, a “Corporation Significant Agreement”):

(1) any material labor contract or agreement with any labor union;

(2) any contract containing covenants that limit in any material respect the ability of the Corporation or any Corporation Subsidiary to compete in any line of business or with any person or which involve any material restriction of the geographical area in which, or method by which or with whom, the Corporation or any Corporation Subsidiary may carry on its business (other than as may be required by law or applicable regulatory authorities); and any contract that could require the disposition of any material assets or line of business of the Corporation or any Corporation Subsidiary;

(3) any material joint venture, partnership, strategic alliance, or other similar contract (including any franchising agreement, but in any event excluding introducing broker agreements); and any contract relating to the acquisition or disposition of any material business or material assets (whether by merger, sale of stock or assets, or otherwise), which acquisition or disposition is not yet complete or where such contract contains continuing material obligations or contains continuing indemnity obligations of the Corporation or any of the Corporation Subsidiaries;

(4) any real property lease and any other lease with annual rental payments aggregating $100,000.00 or more;

(5) other than with respect to loans, any contract providing for, or reasonably likely to result in, the receipt or expenditure of more than $100,000.00 on an annual basis, including the payment or receipt of royalties or other amounts calculated based upon revenues or income;

(6) any material contract or arrangement under which the Corporation or any of the Corporation Subsidiaries is licensed or otherwise permitted by a third party to use any Intellectual Property that is material to its business (except for any “shrinkwrap” or “click through” license agreements or other agreements for software that is generally available to the public and has not been customized for the Corporation or the Corporation Subsidiaries) or under which a third party is licensed or otherwise permitted to use any Intellectual Property owned by the Corporation or any of the Corporation Subsidiaries;

(7) any contract that by its terms limits the payment of dividends or other distributions by the Corporation or any Corporation Subsidiary;

(8) any standstill or similar agreement pursuant to which any party has agreed not to acquire assets or securities of another person;

(9) any contract that would reasonably be expected to prevent, materially delay, or materially impede the Corporation’s ability to consummate the transactions contemplated by this Agreement and the Series B Preferred Stock Articles of Amendment;

(10) any contract providing for indemnification by the Corporation or any Corporation Subsidiary of any person, except for immaterial contracts entered into in the ordinary course of business consistent with past practice;

(11) any contract that contains a put, call, or similar right pursuant to which the Corporation or any Corporation Subsidiary could be required to purchase or sell, as applicable, any equity interests or assets that have a fair market value or purchase price of more than $100,000; and

(12) any other contract or agreement which is a “material contract” within the meaning of Item 601(b)(10) of Regulation S-K.

Each of the Corporation Significant Agreements is valid and binding on the Corporation and the Corporation Subsidiaries, as applicable, and in full force and effect. The Corporation and each of the Corporation Subsidiaries, as applicable, are in all material respects in compliance with and have in all material respects performed all obligations required to be performed by them to date under each Corporation Significant Agreement. Neither the Corporation nor any of the Corporation Subsidiaries knows of, or has received notice of, any material violation or default (or any condition which with the passage of time or the giving of notice would cause such a violation of or a default) by any party under any Corporation Significant Agreement. Consummation of the transactions contemplated by this Agreement will not place the Corporation or any of the Corporation Subsidiaries in breach or default of any Corporation Significant Agreement, or trigger any modification, termination or acceleration thereunder. Except for the Securities Purchase Agreement dated December 5, 2008 between the Corporation and the United States Department of the Treasury, there are no material transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed material transactions, or series of related transactions between the Corporation or any Corporation Subsidiaries, on the one hand, and the Corporation, any current or former director or executive officer of the Corporation or any Corporation Subsidiaries or any person who beneficially owns 5% or more of the Common Shares (or any of such person’s immediate family members or Affiliates) (other than Corporation Subsidiaries), on the other hand.

(k) Offering of Securities. Neither the Corporation nor any person acting on its behalf has taken any action (including, any offering of any securities of the Corporation under circumstances which would require the integration of such offering with the offering of any of the Securities to be issued pursuant to this Agreement or the Series B Preferred Stock Articles of Amendment under the Securities Act and the rules and regulations of the SEC promulgated thereunder) which would subject the offering, issuance, or sale of any of such Securities to be issued to the registration requirements of the Securities Act.

(l) Litigation and Other Proceedings; No Undisclosed Liabilities.

(1) There is no pending or, to the knowledge of the Corporation, threatened, claim, action, suit, arbitration, mediation, demand, hearing, investigation or proceeding against the Corporation or any Corporation Subsidiary, nor is the Corporation or any Corporation Subsidiary subject to any order, judgment or decree.

(2) Neither the Corporation nor any of the Corporation Subsidiaries has any liabilities or obligations of any nature (absolute, accrued, contingent, or otherwise) which are not appropriately reflected or reserved against in the financial statements described in Section 2.2(e) to the extent required to be so reflected or reserved against in accordance with GAAP, except for (i) liabilities that have arisen since March 31, 2010 in the ordinary course of business consistent with past practice and (ii) liabilities that have not had and would not reasonably be expected to have a Material Adverse Effect on the Corporation.

(m) Compliance with Laws and Other Matters; Insurance. Except as Previously Disclosed, the Corporation and each Corporation Subsidiary:

(1) has not ever been convicted of a crime in any jurisdiction;

(2) in the conduct of its business is in material compliance with all, and the condition and use of its properties does not violate or infringe in any material respect any, applicable material domestic (federal, state or local) or foreign laws, statutes, ordinances, licenses, rules, regulations, judgments, demands, writs, injunctions, orders or decrees applicable thereto or to employees conducting its business, including the Troubled Asset Relief Program, the Sarbanes-Oxley Act of 2002, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, all other applicable fair lending laws or other laws relating to discrimination, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001 and the Bank Secrecy Act;

(3) has all material permits, licenses, franchises, authorizations, orders, and approvals of, and has made all filings, applications, and registrations with, Governmental Entities that are required in order to permit it to own or lease its properties and assets and to carry on its business as presently conducted and that are material to the business of the Corporation or such Corporation Subsidiary; and all such material permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the knowledge of the Corporation, no material suspension or cancellation of any of them is threatened, and all such filings, applications and registrations are current;

(4) currently is complying with and is not under investigation with respect to or, to the knowledge of the Corporation, has been threatened by any Governmental Entity to be charged with or given notice of any material violation of, all applicable federal, state, local and foreign laws, regulations, rules, judgments, injunctions or decrees;

(5) has, except for statutory or regulatory restrictions of general application, not been placed under any material restriction by a Governmental Entity on its business or properties, and except for routine examinations by applicable Governmental Entities, as of the date of this Agreement, received no notification or communication from any Governmental Entity that an investigation by any Governmental Entity with respect to the Corporation or any of the Corporation Subsidiaries is pending or threatened;

(6) has not, since January 1, 2006 nor to its knowledge, has any other person on behalf of the Corporation or any Corporation Subsidiary that qualifies as a “financial institution” under the U.S. Anti-Money Laundering laws, knowingly acted, by itself or in conjunction with another, in any act in connection with the concealment of any currency, securities or other proprietary interest that is the result of a felony as defined in the U.S. Anti-Money Laundering laws (“Unlawful Gains”), nor knowingly accepted, transported, stored, dealt in or brokered any sale, purchase or any transaction of other nature for Unlawful Gains;

(7) to the extent it qualifies as a “financial institution” under the U.S. Anti-Money Laundering laws, has implemented in all material respects such anti-money laundering mechanisms and kept and filed all material reports and other necessary material documents as required by, and otherwise complied in all material respects with, the U.S. Anti-Money Laundering laws and the rules and regulations thereunder; and

(8) is presently insured, and during each of the past two calendar years (or during such lesser period of time as the Corporation has owned such Corporation Subsidiary) has been insured, for reasonable amounts with, to the knowledge of the Corporation, financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with industry practice, customarily be insured.

(n) Labor. Employees of the Corporation and the Corporation Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees. No labor organization or group of employees of the Corporation or any Corporation Subsidiary has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Corporation’s knowledge, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. There are no organizing activities, strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes pending or threatened against or involving the Corporation or any Corporation Subsidiary. Each of the Corporation and the Corporation Subsidiaries are in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours.

(o) Corporation Benefit Plans.

(1) “Benefit Plan” means all employee benefit plans, programs, agreements, contracts, policies, practices, or other arrangements providing benefits to any current or former employee, officer, director or consultant of the Corporation or any Corporation Subsidiary or any beneficiary or dependent thereof that is sponsored or maintained by the Corporation or any Corporation Subsidiary or to which the Corporation or any Corporation Subsidiary contributes or is obligated to contribute or is a party, including any material “employee welfare benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option or equity award, equity-based award, severance, employment, change of control, consulting or fringe benefit plan, program, agreement or policy other than any unwritten plan or plans that in the aggregate do not involve more than $100,000. Each Benefit Plan is listed on Section 2.2(o)(1) of the Corporation’s Disclosure Schedule. True and complete copies of all Benefit Plans listed on Section 2.2(o)(1) of the Corporation’s Disclosure Schedule have been made available to the Investor prior to the date hereof or have been filed with a Corporation Report.

(2) With respect to each Benefit Plan, (A) the Corporation and the Corporation Subsidiaries have complied, and are now in compliance, in all material respects, with the applicable provisions of ERISA, and the Internal Revenue Code of 1986, as amended (the “Code”) and all other laws and regulations applicable to such Benefit Plan and (B) each Benefit Plan has been administered in all material respects in accordance with its terms. None of the Corporation or the Corporation Subsidiaries nor any of their respective ERISA Affiliates has incurred any withdrawal liability as a result of a complete or partial withdrawal from a multiemployer plan, as those terms are defined in Part I of Subtitle E of Title IV of ERISA, that has not been satisfied in full. “ERISA Affiliate” means any entity, trade or business, whether or not incorporated, which together with the Corporation and the Corporation Subsidiaries would be deemed a “single employer” within the meaning of Section 4001 of ERISA or Sections 414(b), (c), (m) or (o) of the Code.

(3) Each Benefit Plan which is subject to ERISA (an “ERISA Plan”) that is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (“Pension Plan”) and that is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the IRS, covering all tax law changes prior to the Economic Growth and Tax Relief Reconciliation Act of 2001, and the Corporation is not aware of any circumstances likely to result in revocation of any such favorable determination or opinion letter or the loss of the qualification of such Plan under Section 401(a) of the Code. Neither the Corporation nor any Corporation Subsidiary has engaged in a transaction with respect to any ERISA Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Corporation or any Corporation Subsidiary to a material tax or material penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

(4) Neither the Corporation, any Corporation Subsidiary nor any ERISA Affiliate (x) sponsors, maintains or contributes to or has within the past six years sponsored, maintained or contributed to a Pension Plan that is subject to Subtitles C or D of Title IV of ERISA or (y) sponsors, maintains or has an obligation to contribute to or has within the past six years sponsored, maintained or had an obligation to contribute to a “multiemployer plan” within the meaning of Section 3(37) of ERISA.

(5) None of the execution and delivery of this Agreement, the issuance of the Common Stock purchased hereunder, the Series B Preferred Stock, and the issuance of the Common Stock issuable upon conversion of the Series B Preferred Stock pursuant to the Series B Articles of Amendment, nor the consummation of the transactions contemplated hereby will, whether alone or in connection with another event, (i) constitute a “change in control” or “change of control” within the meaning of any Benefit Plan, (ii) result in any payment or benefit (including severance, unemployment compensation, “excess parachute payment” (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any current or former employee, officer or director of the Corporation or any Corporation Subsidiary from the Corporation or any Corporation Subsidiary under any Benefit Plan or any other agreement with any employee, including, for the avoidance of doubt, change in control agreements, (iii) result in payments under any of the Benefit Plans which would not be deductible under Section 162(m) of the Code, (iv) materially increase any compensation or benefits otherwise payable under any Benefit Plan, (v) result in any acceleration of the time of payment or vesting of any such benefits, (vi) require the funding or increase in the funding of any such benefits, or (vii) result in any limitation on the right of the Corporation or any Corporation Subsidiary to amend, merge, terminate or receive a reversion of assets from any Benefit Plan or related trust.

(6) As of the date hereof, there is no material pending or, to the knowledge of the Corporation threatened, litigation relating to the Benefit Plans. Neither the Corporation nor any Corporation Subsidiary has any obligations for retiree health and life benefits under any ERISA Plan or collective bargaining agreement, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at no expense to the Corporation and the Corporation Subsidiaries.

(7) Except for liabilities fully reserved for or identified in the Corporation Financial Statements, there are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted against (i) the Benefit Plans, (ii) any fiduciaries thereof with respect to their duties to the Benefit Plans, or (iii) the assets of any of the trusts under any of the Benefit Plans.

(8) There has been no amendment to, announcement by the Corporation or any Corporation Subsidiary relating to, or change in participation or coverage under, any Benefit Plan which would increase materially the expense of maintaining such plan above the level of the expense incurred therefor for the most recent fiscal year.

(p) Status of Securities. The shares of Common Stock purchased hereunder and the shares of Series B Preferred Stock purchased hereunder have been duly authorized by all necessary corporate action of the Corporation. When issued and sold against receipt of the consideration therefor as provided in this Agreement, such shares of Common Stock and shares of Series B Preferred Stock will be validly issued, fully paid and nonassessable, and such issuance will not subject the holders thereof to personal liability and will not be subject to preemptive rights of any other stockholder of the Corporation. The shares of Common Stock issuable upon the conversion of the Series B Preferred Stock pursuant to the Series B Preferred Stock Articles of Amendment have been duly authorized by all necessary corporate action and, when so issued, upon such conversion will be validly issued, fully paid and nonassessable, and such issuance will not subject the holders thereof to personal liability and will not be subject to preemptive rights of any other stockholder of the Corporation.

(q) Investment Corporation. Neither the Corporation nor any of the Corporation Subsidiaries is an “investment company” as defined under the Investment Corporation Act of 1940, as amended, and neither the Corporation nor any of the Corporation Subsidiaries sponsors any person that is such an investment company.

(r) Risk Management; Derivatives.

(1) The Corporation and the Corporation Subsidiaries have in place risk management policies and procedures sufficient in scope and operation to protect against risks of the type and in amounts reasonably expected to be incurred by persons of similar size and in similar lines of business as the Corporation and the Corporation Subsidiaries.

(2) All derivative instruments, including swaps, caps, floors and option agreements, whether entered into for the Corporation’s own account, or for the account of one or more of the Corporation Subsidiaries or their customers, were entered into (i) only for purposes of mitigating identified risk and in the ordinary course of business, (ii) in accordance with prudent practices and in compliance with all applicable laws, rules, regulations and regulatory policies, and (iii) with counterparties believed by the Corporation to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Corporation or one of the Corporation Subsidiaries, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganizations, fraudulent transfer or similar laws relating to or affecting creditors generally or by general equitable principles (whether applied in equity or at law). Neither the Corporation nor the Corporation Subsidiaries, nor any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

(s) Foreign Corrupt Practices and International Trade Sanctions. Neither the Corporation nor any Corporation Subsidiary, nor, to the knowledge of the Corporation, any of their respective directors, officers, agents, employees or any other persons acting on their behalf (i) has violated the Foreign Corrupt Practices Act, 15 U.S.C. § 78dd-1 et seq., as amended, or any other similar applicable foreign, federal, or state legal requirement, (ii) has made or provided, or caused to be made or provided, directly or indirectly, any payment or thing of value to a foreign official, foreign political party, foreign candidate for office or any other person knowing that the person will pay or offer to pay the foreign official, party or candidate, for the purpose of influencing a decision, inducing an official to violate their lawful duty, securing any improper advantage, or inducing a foreign official to use their influence to affect a governmental decision, (iii) has paid, accepted or received any unlawful contributions, payments, expenditures or gifts, (iv) has violated or operated in noncompliance with any export restrictions, money laundering law, anti-terrorism law or regulation, anti-boycott regulations or embargo regulations, or (v) is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department.

(t) Environmental Liability. There is no legal, administrative, or other proceeding, claim or action of any nature seeking to impose, or that could result in the imposition of, on the Corporation or any Corporation Subsidiary, any liability relating to the release of hazardous substances as defined under any local, state or federal environmental statute, regulation or ordinance, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, pending or, to the Corporation’s knowledge, threatened against the Corporation or any Corporation Subsidiary the result of which could have a Material Adverse Effect on the Corporation; to the Corporation’s knowledge, there is no reasonable basis for any such proceeding, claim or action; and to the Corporation’s knowledge, neither the Corporation nor any Corporation Subsidiary is subject to any agreement, order, judgment or decree by or with any Governmental Entity or third party imposing any such environmental liability.

(u) Anti-Takeover Provisions Not Applicable. Article VI of the Articles of Incorporation is sufficient to preclude the application of Article 9 and Article 9A of the North Carolina Business Corporation Act to the to the transactions contemplated by this Agreement and the Series B Preferred Stock Articles of Amendment, and no other similar “moratorium,” “control share,” “fair price,” “takeover” or “interested stockholder” law applies to the transactions contemplated by this Agreement and the Series B Preferred Stock Articles of Amendment.

(v) Intellectual Property. Other than with respect to clause (1) below, except as would not reasonably be expected to result in a Material Adverse Effect on the Corporation,

(1) the Corporation has Previously Disclosed or provided to the Investor or its representatives, prior to the date hereof, a true, correct, and complete list of all Registered Intellectual Property that is owned by the Corporation or any of the Corporation

Subsidiaries, indicating for each item of Registered Intellectual Property, the record owner, the patent, registration or application number (as applicable) and the filing jurisdiction;

(2) the Corporation and each of the Corporation Subsidiaries owns, or otherwise has sufficient rights (all of which shall survive the consummation of the transactions contemplated hereby) to use (in each case, free and clear of any claims, liens or encumbrances), all Intellectual Property used in their respective businesses as currently conducted;

(3) all of the Intellectual Property owned by the Corporation or any of the Corporation Subsidiaries is (i) subsisting in the case of Registered Intellectual Property; (ii) to the knowledge of the Corporation, valid and enforceable; and (iii) not subject to any outstanding order, judgment, decree or agreement adversely affecting the Corporation’s or any of the Corporation Subsidiaries’ use or registration of, or its rights to, such Intellectual Property;

(4) to the knowledge of the Corporation, none of the Corporation or any of the Corporation Subsidiaries is infringing, diluting, misappropriating or otherwise violating the Intellectual Property rights of any third party;

(5) to the knowledge of the Corporation, no person is challenging, infringing, diluting, misappropriating or otherwise violating any right of the Corporation or any of the Corporation Subsidiaries with respect to any Intellectual Property owned by or licensed to the Corporation or the Corporation Subsidiaries;

(6) there is no litigation, opposition, cancellation, proceeding, objection or claim pending, asserted or, to the knowledge of the Corporation, threatened against the Corporation or any of the Corporation Subsidiaries concerning the ownership, validity, registerability, enforceability, infringement, dilution, misappropriate, violation or use of, or licensed right to use, any Intellectual Property, and to the knowledge of the Corporation, no valid basis for any such litigation, opposition, cancellation, proceeding, objection or claim exists;

(7) the Corporation and each of the Corporation Subsidiaries have taken all reasonable measures to protect their Intellectual Property, and to protect the confidentiality of all Trade Secrets that they own, use or hold, and to the knowledge of the Corporation, such Trade Secrets have not been used, disclosed to or discovered by any person except pursuant to valid and appropriate non-disclosure and/or license agreements which have not been breached; and

(8) (i) the IT Assets owned, used or held for use by the Corporation or any of the Corporation Subsidiaries operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required by the Corporation and each of the Corporation Subsidiaries in connection with their respective businesses, (ii) to the knowledge of the Corporation, no person has gained unauthorized access to the IT Assets, (iii) the Corporation and the Corporation Subsidiaries have implemented reasonable backup and disaster recovery plans and technology consistent with industry practices and (iv) the Corporation and each of the Corporation Subsidiaries have taken all reasonable measures, directly or indirectly, to ensure the confidentiality, privacy and security of employee, customer and other confidential information and to comply with their respective privacy policies and obligations to customers.

For the purposes of this Agreement, “Intellectual Property” shall mean (i) trademarks, service marks, Internet domain names, logos, product names and slogans, symbols, trade dress, assumed names, fictitious names, trade names, d/b/a’s, brand names, business names, corporate names, and any and every other form of trade identity and other indicia of origin, all applications and registrations for the foregoing, including renewals of the same, and all goodwill associated therewith and symbolized thereby; (ii) inventions and discoveries (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, all patents (including utility and design patents, industrial designs and utility models), invention disclosures and applications therefor, including divisions, revisions, supplementary protection certificates, continuations, continuations-in-part and renewal applications, and including extensions, reissues and re-examinations thereof; (iii) published and unpublished works of authorship, whether copyrightable or not (including without limitation databases and other compilations of information, mask works and semiconductor chip rights, computer and electronic data processing programs, operating programs and software, both source code and object code, flow charts, diagrams, and similar items), copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof; (iv) trade secrets and other confidential information (including ideas, research and development, know-how, formulae, drawings, prototypes, models, designs, technology, compositions, manufacturing, production and other processes and techniques, schematics, technical data, engineering, production and other designs, drawings, engineering notebooks, industrial models, software and specifications, business methods, customer lists and supplier lists, and any other information meeting the definition of a trade secret under the Uniform Trade Secrets Act) (“Trade Secrets”); (v) all other intellectual property, industrial or similar proprietary; and (vi) all rights to sue for and remedies against past, present and future infringements of, any or all of the foregoing, including the right to receive all proceeds and damages therefrom, and rights of priority and protection of interests therein under the laws of any jurisdiction throughout the world.

“IT Assets” shall mean computers, computer software, databases, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines, and all other information technology equipment, and all associated documentation.

“Registered Intellectual Property” shall mean all Intellectual Property issued by, registered with, renewed by or the subject of a pending application before any Governmental Entity or Internet domain name registrar.

(w) Brokers and Finders. Except for the Corporation’s financial advisor, Banks Street Partners, the engagement letter for which has been Previously Disclosed, neither the Corporation nor any Corporation Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Corporation or any Corporation Subsidiary, in connection with this Agreement and the Series B Preferred Stock Articles of Amendment or the transactions contemplated hereby and thereby.

(x) Agreements with Regulatory Agencies. Neither the Corporation nor any Corporation Subsidiary is subject to any cease-and-desist or other similar order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any capital directive by, or since December 31, 2007, has adopted any board resolutions at the request of, any Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management, or its operations or business (each item in this sentence, a “Regulatory Agreement”). The Corporation and each Corporation Subsidiary are in compliance in all material respects with each Regulatory Agreement to which it is party or subject, and neither the Corporation nor any Corporation Subsidiary has received any notice from any Governmental Entity indicating that (i) either the Corporation or any Corporation Subsidiary is not in compliance in all material respects with any such Regulatory Agreement or (ii) that it intends to seek any further Regulatory Agreement.

(y) Trust Business. The Bank does not engage in the trust business nor does it act as trustee of any fiduciary accounts.

(z) Extensions of Credit.

(1) Each loan, revolving credit facility, letter of credit or other extension of credit or commitment to extend credit (collectively, “Extensions of Credit”) made or entered into by the Corporation or a Corporation Subsidiary is evidenced by promissory notes or other evidences of indebtedness, which, together with all security agreements and guarantees, are valid and legally binding obligations of it or one of its Corporation Subsidiaries and, to the Corporation’s knowledge, the counterparty or counterparties thereto, are enforceable in accordance with their terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles) and are in full force and effect. Neither the Corporation or any Corporation Subsidiary is in breach of any provision of or in default (or, with the giving of notice or lapse of time or both, would be in default) under, and has not taken any action resulting in the termination of, acceleration of performance required by, or resulting in a right of termination or acceleration under, any Extension of Credit. The Corporation has Previously Disclosed a complete and correct list of all Extensions of Credit made by the Corporation or a Corporation Subsidiary, as of the date hereof, that have been classified by it or any Governmental Entity as “Special Mention”, “Substandard”, “Doubtful”, “Loss”, “Classified”, “Criticized”, “Watch”, “Past Due” or words of similar import.

(2) The allowance for loan losses contained in the Corporation Financial Statements was established in accordance with the past practices and experiences of the Corporation and the Corporation Subsidiaries, and the allowance for loan losses shown on any interim unaudited balance sheet since the date of the Corporation Financial Statements was adequate under and in accordance with the requirements of GAAP to provide for possible losses on loans (including accrued interest receivable) and credit commitments (including stand-by letters of credit) outstanding as of the date of such balance sheet.

(3) The Corporation has made available to Investor true and correct copies all loan files requested by the Investor.

(4) The Corporation has previously delivered to the Investor spreadsheets containing information regarding all loans made by the Corporation or any of its Corporation Subsidiaries as of March 4, 2010 (the “Loan Data File”). The information contained in the Loan Data File has not materially changed from March 4, 2010 to the Closing.

(aa) Listing of Common Stock. The Common Stock purchased hereunder and the shares of Common Stock issuable upon conversion of the Series B Preferred Stock pursuant to the Series B Articles of Amendment have been authorized for listing on the NASDAQ Capital Market, subject to official notice of issuance.

(bb) Directors’ and Officers’ Insurance. The Corporation (i) maintains directors’ and officers’ liability insurance and fiduciary liability insurance with, to the knowledge of the Corporation, financially sound and reputable insurance companies with benefits and levels of coverage that have been Previously Disclosed, (ii) has timely paid all premiums on such policies and (iii) there has been no lapse in coverage during the term of such policies.

(cc) Section 16. The Corporation’s Board of Directors has approved the issuance and sale of the Securities, including any acquisition pursuant to the conversion thereof, in the manner required to exempt the acquisition of such Securities from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder.

(dd) Fees and Expenses. All closing fees and expenses (including all costs to be incurred to register the Registrable Securities), the fees and expenses of any Corporation advisors (including Corporation counsel and other professional fees), and fees and expenses of any broker or finders that the Corporation is responsible for (including the fees and expenses of the Corporation’s financial advisor, Banks Street Partners) are not expected to exceed $1 million.

(ee) Third Party Investors. Simultaneously with the Closing, the Corporation is issuing 802,635 shares of Common Stock to third party investors other than the Investor. After giving effect to such issuance and the Closing, the 892,799 shares of Common Stock to be purchased by the Investor will represent 9.88% of the Corporation’s voting shares and the 1,804,566 shares of Series B Preferred Stock to be purchased by the Investor, together with the 892,799 shares of Common Stock to be purchased by the Investor, will represent 24.88% of the Corporation’s total equity.

2.3 Representations and Warranties of the Investor. Except as Previously Disclosed, the Investor hereby represents and warrants as of the date of this Agreement (except to the extent made only as of a specified date, in which case as of such date), solely with respect to itself and, where expressly indicated, its Affiliates, to the Corporation that:

(a) Organization and Authority. The Investor is a limited liability company duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and failure to be so qualified would have a Material Adverse Effect on the Investor, and have partnership power and authority to own its properties and assets and to carry on its business as it is now being conducted. The Investor has furnished the Corporation with a true, correct and complete copy of its limited liability company certificate of formation and operating agreement through the date of this Agreement.

(b) Authorization.

(1) The Investor has the power and authority pursuant to its organizational documents to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery, and performance of this Agreement by the Investor and the consummation of the transactions contemplated hereby have been duly authorized by the holder of the Investor’s equity to the extent required, and no further approval or authorization by such holders is required. This Agreement is a valid and binding obligation of the Investor enforceable against the Investor in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganizations, fraudulent transfer, or similar laws affecting creditors generally or by general equitable principles (whether applied in equity or at law). No further limited liability company proceedings are necessary for the execution and delivery by the Investor of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated hereby.

(2) Neither the execution, delivery, and performance by the Investor of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by the Investor with any of the provisions hereof, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien upon any of the properties or assets of the Investor under any of the material terms, conditions or provisions of (A) limited liability company certificate of formation or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Investor is a party or by which it may be bound, or to which the Investor or any of the properties or assets of such Investor may be subject, or (ii) violate any statute, rule or regulation or, to the knowledge of the Investor, any judgment, ruling, order, writ, injunction or decree applicable to the Investor or any of its respective properties or assets.

(3) No material notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, or expiration or termination of any statutory waiting period, is necessary for the consummation by the Investor of the transactions set forth in this Agreement.

(c) Purchase for Investment. The Investor acknowledges that the Securities have not been registered under the Securities Act or under any state securities laws. The Investor (1) is acquiring the Securities pursuant to an exemption from registration under the Securities Act for its own account solely for investment with no present intention or plan to distribute any of the Securities to any person nor with a view to or for sale in connection with any distribution thereof, (2) will not sell or otherwise dispose of any of the Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (3) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Securities and of making an informed investment decision, and (4) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act). Without limiting any of the foregoing, neither the Investor nor any of its Affiliates has taken, and the Investor will not, and will cause its Affiliates not to, take any action that would otherwise cause the Securities to be subject to the registration requirements of the Securities Act.

(d) Financial Capability. The Investor has immediately available funds necessary to consummate the Closing, as of the date of the Closing, on the terms and conditions contemplated by this Agreement.

(e) Brokers and Finders. Neither the Investor nor its Affiliates or any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Investor, in connection with this Agreement or the Series B Preferred Stock Articles of Amendment or the transactions contemplated hereby and thereby.

(f) Review of Information and Consultation with Advisors. Investor has, either alone or through its representatives:

(1) consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisers in connection herewith to the extent it has deemed necessary;

(2) had a reasonable opportunity to ask such questions as it has deemed necessary of, and to receive answers from, the officers and representatives of the Corporation and the Bank concerning the Corporation’s and the Bank’s financial condition and results of operations and the business plan for the Corporation and the Bank;

(3) made its own investment decision based upon its own judgment, due diligence and advice from such advisers as it has deemed necessary and, other than as set forth in this Agreement, the Series B Preferred Stock Articles of Amendment, and all other exhibits, schedules and appendices attached hereto and thereto and incorporated by reference in any of the foregoing, not upon any view expressed by any other Person. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors or representatives, if any, shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained herein. Investor understands that its investment in the Securities involves a high degree of risk and it is able to afford a complete loss of such investment.

(g) Reliance on Exemptions. Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and regulations and that the Corporation is relying in part upon the truth and accuracy of, and Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Investor set forth herein in order to determine the availability of such exemptions and the eligibility of Investor to acquire the Securities.

(h) No Governmental Review; Securities Are Not Deposits and Are Not Insured. Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities. INVESTOR UNDERSTANDS AND AGREES THAT THE SECURITIES ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A DEPOSITORY INSTITUTION AND ARE NOT INSURED BY THE FDIC, INCLUDING THE FDIC’S DEPOSIT INSURANCE FUND, OR ANY OTHER GOVERNMENTAL AGENCY, AND THAT THE SECURITIES ARE SUBJECT TO RISK OF LOSS.

(i) Investment Risk. Investor understands that (i) its investment in the Securities involves a high degree of risk, (ii) no representation is being made as to the future value of the Securities, and (iii) no representation is being made as to any projections or estimates delivered to or made available to Investor (or any of its affiliates or representatives) of the Corporation’s or the Bank’s future assets, liabilities, stockholders’ equity, regulatory capital ratios, net interest income, net income or any component of any of the foregoing or any ratios derived therefrom.

(k) Residency. Investor has its principal place of business in the jurisdiction in the United States indicated in Section 5.7 of this Agreement.

ARTICLE III

Covenants

3.1 Certain Actions.

(a) Each party shall cooperate and consult with each other and use reasonable best efforts to consummate and implement the transactions contemplated by this Agreement and the Series B Preferred Stock Articles of Amendment. Notwithstanding anything herein to the contrary, the Investor and its Affiliates are not subject to any covenant or agreement under this Agreement to file any application or notice under the BHC Act or the Change in Bank Control Act of 1978 (the “CBC Act”) in connection with any of the transactions as contemplated by this Agreement and the Series B Preferred Stock Articles of Amendment. The Investor and the Corporation will each have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all the information relating to the other party, and any of their respective subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees to keep the other party apprised of the status of matters relating to completion of the transactions contemplated hereby. The Investor and the Corporation shall promptly furnish each other to the extent permitted by applicable laws with copies of written communications received by them or their subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated by this Agreement or by the Series B Preferred Stock Articles of Amendment.

(b) From the date of this Agreement, the Corporation shall take all actions necessary to ensure that none of the execution and delivery of this Agreement, nor the consummation of the transactions contemplated by this Agreement and the Series B Preferred Stock Articles of Amendment will constitute a “change in control” or “change of control” within the meaning of any Benefit Plan or otherwise trigger any consequence listed in Section 2.2(o)(5).

(c) Immediately after the date of this Agreement, the Corporation shall (1) file a Form D—Notice of Exempt Sale of Securities with the SEC; (ii) make all required blue sky filings with the State of North Carolina; and (iii) provide a notification to the United States Department of the Treasury pursuant to Section 4.5 of that certain Securities Purchase Agreement dated December 5, 2008 between the Corporation and the United States Department of the Treasury.

3.2 Expenses. The Corporation shall compensate the Investor for all expenses in connection with the transactions contemplated by this Agreement and the Series B Preferred Stock Articles of Amendment, including, without limitation, expenses for its counsel, due diligence efforts, the negotiation and preparation of this Agreement and the Series B Preferred Stock Articles of Amendment and undertaking of the transactions contemplated by this Agreement and the Series B Preferred Stock Articles of Amendment (including out-of-pocket due diligence expenses and professional fees incurred by or on behalf of the Investor or its Affiliates in connection with the transactions contemplated hereby, but excluding the purchase price for any of the Securities) up to an aggregate amount not to exceed $660,000 without prior approval of the Corporation. The Corporation shall be responsible for all closing and annual administrative fees and expenses (including all costs incurred to register the Registrable Securities), the fees and expenses of any Corporation advisors (including Corporation counsel and other professional fees), SEC registration fees and related expenses, and fees and expenses of any broker or finders. The Corporation shall pay its finder, Banks Street Partners, for its services on the date hereof an amount equal to $700,000. Other than as set forth in this Section 3.2 and Section 4.9(b), each of the parties will bear and pay all other costs and expenses incurred by it or on its behalf in connection with the transactions contemplated under this Agreement and the Series B Preferred Stock Articles of Amendment.

3.3 Access, Information and Confidentiality.

(a) From the date of this Agreement, until the date when the sum of the shares of Common Stock owned by the Investor and its Affiliates and the shares of Common Stock issuable upon conversion of the Series B Preferred Stock owned by the Investor and its Affiliates represents less than 5% of the sum of the number of shares of outstanding Common Stock and the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock (a “Qualifying Ownership Interest”), the Corporation will provide the Investor with reasonable advance notice of significant corporation actions and will ensure that upon reasonable notice, the Corporation and its subsidiaries will afford to the Investor and its representatives (including officers and employees of the Investor, and counsel, accountants and other professionals retained by the Investor) such access during normal business hours to its books, records (excluding Tax Returns and associated work papers), properties and personnel and to such other information as the Investor may reasonably request.

(b) Each party to this Agreement will hold, and will cause its respective subsidiaries and their directors, officers, employees, agents, consultants, and advisors to hold, in strict confidence, unless disclosure to a Governmental Entity is necessary or appropriate in connection with any regulatory matter or unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirement of law or the applicable requirements of any Governmental Entity, all nonpublic records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the other party hereto furnished to it by such other party or its representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (1) previously known by such party on a nonconfidential basis, (2) in the public domain through no fault of such party, or (3) later lawfully acquired from other sources by the party to which it was furnished), provided that either party may release or disclose such Information to its auditors, attorneys, financial advisors, other consultants and advisors, and, in the case of the Investor, its and its Affiliates’ limited partners and investors, and in connection with the enforcement of this Agreement and its related rights.

ARTICLE IV

Additional Agreements

4.1 No Rights Agreement. The Corporation shall not enter into any poison pill agreement, stockholders’ rights plan or similar agreement that shall limit the rights of shareholders to acquired capital stock of the Corporation, unless such poison pill agreement, stockholders’ rights plan or similar agreement grants an exemption or waiver to the Investor immediately effective upon execution of such plan or agreement that would allow the Investor to hold all securities it has acquired or may acquire under this Agreement or pursuant to the Series B Preferred Stock Articles of Amendment, including pursuant to Section 4.2.

4.2 Preemptive Rights.

(a) Sale of New Securities. Subject to the limitations provided in paragraph (b) of this Section, if at any time after the date hereof the Corporation makes any public or nonpublic offering or sale of any equity (including Common Stock, preferred stock or restricted stock), or any securities, options, warrants or debt that is convertible or exchangeable into, or exercisable for, equity or that includes an equity component (such as, an “equity kicker”) (including any hybrid security) (any such security, a “New Security”) (other than (i) any Common Stock issuances in connection with employee stock benefit plans (or any issuances in connection with employee stock benefit plans assumed in or in connection with any merger or acquisition); (ii) issuances of capital stock as full or partial consideration in a merger or acquisition) and (iii) issued as a dividend or in connection with a dividend reinvestment plan, then the Investor shall be afforded the opportunity to acquire from the Corporation for the same price (net of any underwriting discounts or sales commissions) and on the same terms (except that the Investor may elect to receive some or all of such securities in nonvoting form, convertible into voting securities in a widely dispersed or public offering such as was the case with the Series B Preferred Stock) as such securities are proposed to be offered to others, up to the amount of New Securities in the aggregate required to enable it to maintain its proportionate Common Stock-equivalent interest in the Corporation immediately prior to any such issuance of New Securities. The amount of New Securities that the Investor shall be entitled to purchase in the aggregate shall be determined by multiplying (x) the total number or principal amount of such offered New Securities by (y) a fraction, the numerator of which is the sum of (i) the number of shares of Common Stock held by the Investor, if any, and (ii) the number of shares of Common Stock represented by the Series B Preferred Stock held by the Investor on an as-converted basis as of such date, and the denominator of which is the sum of (i) the number of shares of Common Stock then outstanding and (ii) the number of shares of Common Stock represented by the Series B Preferred Stock, on an as-converted basis as of such date.

(b) Notice. In the event the Corporation proposes to offer or sell New Securities, it shall give the Investor written notice of its intention, describing the price (or range of prices), anticipated amount of securities, timing, and other terms upon which the Corporation proposes to offer the same (including, in the case of a registered public offering and to the extent possible, a copy of the prospectus included in the registration statement filed with respect to such offering), no later than ten business days, as the case may be, after the initial filing of a registration statement with the SEC with respect to an underwritten public offering, after the commencement of marketing with respect to a Rule 144A offering or after the Corporation proposes to pursue any other offering. The Investor shall have ten business days from the date of receipt of such a notice to notify the Corporation in writing that it intends to exercise its rights provided in this Section 4.2 and as to the amount of New Securities the Investor desires to purchase, up to the maximum amount calculated pursuant to Section 4.2(a). Such notice shall constitute a nonbinding indication of interest of the Investor to purchase the amount of New Securities so specified at the price and other terms set forth in the Corporation’s notice to it. The failure of the Investor to respond within such ten business day period shall be deemed to be a waiver of such Investor’s rights under this Section 4.2 only with respect to the offering described in the applicable notice. The obligation of the Corporation to provide such notice shall be received and held strictly confidential by Investor and its Affiliates and Investor and its Affiliates shall be subject to the same restrictions on trading in the Corporation’s securities as the Corporation’s other insiders.

(c) Purchase Mechanism. If the Investor exercises its rights provided in this Section 4.2, the closing of the purchase of the New Securities with respect to which such right has been exercised shall take place within 30 calendar days after the giving of notice of such exercise, which period of time shall be extended for a maximum of 180 days in order to comply with applicable laws and regulations (including receipt of any applicable regulatory or stockholder approvals). Each of the Corporation and the Investor agrees to use its commercially reasonable efforts to secure any regulatory or stockholder approvals or other consents, and to comply with any law or regulation necessary in connection with the offer, sale and purchase of, such New Securities.

(d) Failure of Purchase. In the event the Investor fails to exercise its rights provided in this Section 4.2 within said 10 business day period or, if so exercised, the Investor is unable to consummate such purchase within the time period specified in Section 4.2(c) above because of its failure to obtain any required regulatory or stockholder consent or approval, the Corporation shall thereafter be entitled (during the period of 60 days following the conclusion of the applicable period) to sell or enter into an agreement (pursuant to which the sale of the New Securities covered thereby shall be consummated, if at all, within 90 days from the date of said agreement) to sell the New Securities not elected to be purchased pursuant to this Section 4.2 by the Investor or which the Investor is unable to purchase because of such failure to obtain any such consent or approval, at a price and upon terms no more favorable in the aggregate to the purchasers of such securities than were specified in the Corporation’s notice to the Investor. Notwithstanding the foregoing, if such sale is subject to the receipt of any regulatory or stockholder approval or consent or the expiration of any waiting period, the time period during which such sale may be consummated shall be extended until the expiration of five business days after all such approvals or consents have been obtained or waiting periods expired, but in no event shall such time period exceed 180 days from the date of the applicable agreement with respect to such sale. In the event the Corporation has not sold the New Securities or entered into an agreement to sell the New Securities within said 60-day period (or sold and issued New Securities in accordance with the foregoing within 90 days from the date of said agreement (as such period may be extended in the manner described above for a period not to exceed 180 days from the date of said agreement)), the Corporation shall not thereafter offer, issue or sell such New Securities without first offering such securities to the Investor in the manner provided above.

(e) Non-Cash Consideration. In the case of the offering of securities for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Corporation’s Board of Directors in its reasonable good faith judgment; provided, however, that such fair value as determined by the Corporation’s Board of Directors shall not exceed the aggregate market price of the securities being offered as of the date the Corporation’s Board of Directors authorizes the offering of such securities.

(f) Cooperation. The Corporation and the Investor shall cooperate in good faith to facilitate the exercise of the Investor’s rights under this Section 4.2, including to secure any required approvals or consents.

(g) Termination of Preemptive Rights. The preemptive rights granted to the Investor shall terminate on the date when the Investor and its Affiliates no longer hold a Qualifying Ownership Interest.

(h) Directed Offerings. In connection with any capital raise at the written direction of the applicable federal regulator of the Corporation or its banking subsidiary, the Corporation shall have none of the timing, notice and procedural obligations set forth in this Section 4.2 and the Investor shall have none of the timing, notice and procedural rights set forth in this Section 4.2 here and the Corporation’s only obligation under this Section 4.2 shall be to provide the Investor with a bona fide good faith reasonable opportunity to participate in the sale and purchase of the New Securities on the purchase and sale terms set forth in Section 4.2(a) and the proposed offering of New Securities shall not otherwise be affected by this Section 4.2. For the avoidance of doubt, the consent of the Investor shall not be required in such instance.

4.3 Governance Matters.

(a) For purposes of this Agreement, “Board Representative” means R. Mark Graf or, in the event R. Mark Graf is restricted by law or regulatory directive to serve as a member of the Corporation’s Board of Directors or the Board of Directors of the Bank of North Carolina (the “Bank’s Board of Directors”), or he otherwise determines not to serve or cannot serve as a member of the Corporation’s Board of Directors and the Bank’s Board of Directors, the person designated by the Investor to be elected or appointed to the Corporation’s Board of Directors and the Bank’s Board of Directors in accordance with all legal and governance requirements regarding service and election or appointment as a director of the Corporation and the Bank.

(b) Immediately following the 2010 annual meeting of the stockholders of the Corporation, the Corporation shall (i) expand the Corporation’s Board by one director and cause the Corporation’s Board of Directors to elect the Board Representative as a director of the Corporation to fill the vacancy created by such expansion of the Corporation’s Board of

Directors (including, at the option of the Board Representative, appointment to any two of the Corporation’s Board of Directors’ committees that the Board Representative so designates from time to time) and (ii) expand the Bank’s Board of Directors by one director and cause the Bank’s Board of Directors to elect the Board Representative as a director of the Bank to fill the vacancy created by such expansion of the Bank’s Board of Directors (including, at the option of the Board Representative, appointment to any two of the Bank’s Board of Directors’ committees that the Board Representative so designates from time to time). The Board Representative shall provide the Corporation with a director’s and officer’s questionnaire and provide such other background information as may be reasonably requested by the Corporation. On an ongoing basis, the Corporation shall cause the Board Representative to be elected or appointed to, as the case may be, subject to all legal and governance requirements regarding service and election or appointment, as a member of the Corporation’s Board of Directors (including, at the option of the Board Representative, appointment to any two of the Corporation’s Board of Directors’ committees that the Board Representative so designates from time to time) and as a member of the Bank’s Board of Directors (including, at the option of the Board Representative, appointment to any two of the Bank’s Board of Directors’ committees that the Board Representative so designates from time to time). The Corporation will recommend to its stockholders the election of the Board Representative to the Corporation’s Board of Directors at the Corporation’s 2011 annual meeting and at all subsequent annual meetings, subject to satisfaction of all legal and governance requirements regarding service as a director of the Corporation.

(c) The Board Representative shall, subject to applicable law, be the Corporation’s nominee to serve on the Board of Directors. The Corporation shall use its reasonable best efforts to have the Board Representative elected as a director of the Corporation by the stockholders of the Corporation and the Corporation shall solicit proxies for the Board Representative to the same extent as it does for any of its other Corporation nominees to the Corporation’s Board of Directors.

(d) Upon the death, resignation, retirement, disqualification, or removal from office as a member of the Corporation’s Board of Directors or the Bank’s Board of Directors of the Board Representative, the Investor shall have the right to designate the replacement for such Board Representative, which replacement shall satisfy all legal and governance requirements regarding service as a director of the Corporation of the Bank, as the case may be. The Corporation, the Corporation’s Board of Directors and Bank’s Board of Directors shall use their reasonable best efforts to take all action required to fill the vacancy resulting therefrom with such person (including such person, subject to applicable law, being the Corporation’s nominee to serve on the Corporation’s Board of Directors, using all reasonable best efforts to have such person elected as director of the Corporation by the stockholders of the Corporation and the Corporation soliciting proxies for such person to the same extent as it does for any of its other nominees to the Corporation’s Board of Directors).

(e) The Corporation hereby agrees that, from and after the Closing Date, the Corporation shall allow a person designated by the Investor (the “Observer”) to attend meetings of the Corporation’s Board of Directors or the Bank’s Board of Directors, as they case may be, (including any meetings of committees thereof currently designated by the Board Representative or, if there is no current Board Representative, designated by the prior Board Representative) in a nonvoting observer capacity.

(f) The Board Representative shall be entitled to compensation and indemnification in connection with his or her role as a director to the same extent as other directors on the Corporation’s Board of Directors and the Bank’s Board of Directors, and the Board Representative or Observer, as the case may be, shall be entitled to reimbursement for documented, out-of-pocket expenses incurred in attending meetings of the Corporation’s Board of Directors, the Bank’s Board of Directors or any committee thereof. The Corporation shall notify the Board Representative or the Observer, as the case may be, of all regular meetings and special meetings of the Corporation’s Board of Directors and Bank’s Board of Directors and of all regular and special meetings of any committee thereof at the same time and in the same manner as it notifies its other directors of such meetings. The Corporation shall provide the Board Representative or the Observer, as the case may be, with copies of all notices, minutes, consents and other material that it provides to all other members of the Corporation’s Board of Directors and the Bank’s Board of Directors or any committee thereof concurrently as such materials are provided to the other members.

(g) The rights provided to the Investor by Section 3.3(a) and by this Section 4.3 may be assigned to any one or more Affiliates of the Investor at any time by providing notice to the Corporation pursuant to Section 5.7.

(h) If the Investor and its Affiliates no longer hold a Qualifying Ownership Interest, the Investor will have no further rights under this Section 4.3 and, in each case at the written request of the Corporation’s Board of Directors or the Bank’s Board of Directors, shall use all reasonable best efforts to cause its Board Representative to resign from the Corporation’s Board of Directors or the Bank’s Board of Directors, as the case may be, as promptly as possible thereafter. The Investor shall promptly inform the Corporation if and when it ceases to hold a Qualifying Ownership Interest in the Corporation.

4.4 Restrictive Shares and Legend.

(a) Notwithstanding any other provision of this Agreement, Investor covenants that the Securities may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in compliance with any applicable state, federal or foreign securities laws. Investor agrees that all certificates or other instruments representing the Securities subject to this Agreement will bear a legend substantially to the following effect:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

In addition, the certificates representing the Series B Preferred Stock will bear a legend substantially to the following effect:

THE CORPORATION WILL FURNISH IN WRITING WITHOUT CHARGE TO EACH SHAREHOLDER OF THE CORPORATION WHO SO REQUESTS THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES, AND LIMITATIONS APPLICABLE TO EACH CLASS OF SHARES OF THE CORPORATION AND THE VARIATIONS IN RIGHTS, PREFERENCES, AND LIMITATIONS DETERMINED FOR EACH SERIES THEREOF. THE BOARD OF DIRECTORS OF THE CORPORATION HAS THE AUTHORITY TO DETERMINE THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES, AND LIMITATIONS (INCLUDING ANY QUALIFICATIONS, CONDITIONS, OR RESTRICTIONS) APPLICABLE TO FUTURE CLASSES OF SHARES OF THE CORPORATION AND VARIATIONS IN RIGHTS, PREFERENCES, AND LIMITATIONS FOR FUTURE SERIES OF SHARES WITHIN ANY CLASS OF THE CORPORATION’S SHARES.

(b) Upon request of the Investor, upon receipt by the Corporation of an opinion of counsel reasonably satisfactory to the Corporation to the effect that such legend is no longer required under the Securities Act or applicable state laws, as the case may be, the Corporation shall promptly cause clause (i) of the legend to be removed from any certificate for any Securities to be so transferred and clause (ii) of the legend shall be removed upon the expiration of such transfer and other restrictions set forth in this Agreement

4.5 Reservation for Issuance; Exchange Listing. The Corporation will reserve that number of shares of Common Stock sufficient for issuance upon conversion of the Series B Preferred Stock pursuant to the Series B Preferred Stock Articles of Amendment owned at any time by the Investor without regard to any limitation on such conversion. The Corporation shall cause the shares of Common Stock reserved for issuance pursuant to the conversion of the Series B Preferred Stock pursuant to the Series B Preferred Stock Articles of Amendment to be approved for listing on the NASDAQ Capital Market, subject to official notice of issuance.

4.6 Certain Transactions. The Corporation will not merge or consolidate into, or sell, transfer or lease all or substantially all of its property or assets to, any other party unless the successor, transferee or lessee party, as the case may be (if not the Corporation), expressly assumes the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Corporation.

4.7 Extension Periods. Notwithstanding anything to the contrary contained in this Agreement and the Series B Preferred Stock Articles of Amendment, if there exists a period (the “Section 16(b) Period”) during which any Investor’s purchase, sale or conversion, pursuant to this Agreement or the Series B Preferred Stock Articles of Amendment, of any Common Stock, Series B Preferred Stock or Common Stock issuable upon conversion of the Series B Preferred Stock pursuant to the Series B Preferred Stock Articles of Amendment would result in liability under Section 16(b) of the Exchange Act, as amended, or the rules and regulations promulgated thereunder, the period during which such Security may be purchased, sold or converted, as the case may be, if prescribed by this Agreement or the Series B Preferred Stock Articles of Amendment, shall be extended for the equivalent number of days of such Section 16(b) Period (the “Extension Period”), with such Extension Period beginning on the later of (a) the expiration date of such Security, if any, or (b) the date of the end of such Section 16(b) Period.

4.8 Indemnity.

(a) The Corporation agrees to indemnify and hold harmless the Investor and its Affiliates and each of their respective officers, directors, partners, employees and agents, and each person who controls the Investor within the meaning of the Exchange Act and the rules and regulations promulgated thereunder, to the fullest extent lawful, from and against any and all actions, suits, claims, proceedings, costs, losses, liabilities, damages, expenses (including reasonable attorneys’ fees and disbursements), amounts paid in settlement and other costs (collectively, “Losses”) arising out of or resulting from (1) any inaccuracy in or breach of the Corporation’s representations or warranties in Section 2.2 of this Agreement, (2) the Corporation’s breach of agreements or covenants made by the Corporation in this Agreement or (3) any Losses arising out of or resulting from any legal, administrative or other proceedings instituted by any Governmental Entity, stockholder of the Corporation or any other person (other than the Investor and its Affiliates and the Corporation and the Corporation Subsidiaries) arising out of the transactions contemplated by this Agreement and the terms of the Securities (other than any Losses attributable to the acts, errors or omissions on the part of the Investor, but not including the transactions contemplated hereby and any Losses for which the Investor is obligated under Section 4.8(b) of this Agreement).

(b) The Investor agrees to indemnify and hold harmless each of the Corporation and its Affiliates and each of their respective officers, directors, partners, employees and agents, and each person who controls the Corporation within the meaning of the Exchange Act and the rules and regulations promulgated thereunder, to the fullest extent lawful, from and against any and all Losses arising out of or resulting from (1) any inaccuracy in or breach of the Investor’s representations or warranties in Section 2.3 of this Agreement or (2) the Investor’s breach of agreements or covenants made by the Investor in this Agreement.

(c) A party entitled to indemnification hereunder (each, an “Indemnified Party”) shall give written notice to the party indemnifying it (the “Indemnifying Party”) of any claim with respect to which it seeks indemnification promptly after the discovery by such Indemnified Party of any matters giving rise to a claim for indemnification; provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 4.8 unless and to the extent that the Indemnifying Party shall have been actually prejudiced by the failure of such Indemnified Party to so notify such party. Such notice shall describe in reasonable detail such claim. In case any such action, suit, claim or proceeding is brought against an Indemnified Party, the Indemnified Party shall be entitled to hire, at the cost and expense of the Indemnifying Party counsel and conduct the defense thereof; provided, however, that the Indemnifying Party shall only be liable for the legal fees and expenses of one law firm for all Indemnified Parties, taken together with regard to any single action or group of related actions, upon agreement by the Indemnified Parties and the Indemnifying Parties. If the Indemnifying Party assumes the defense of any claim, all Indemnified Parties shall thereafter deliver to the Indemnifying Party copies of all notices and documents (including court papers) received by the Indemnified Party relating to the claim, and any Indemnified Party shall cooperate in the defense or prosecution of such claim. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Indemnifying Party shall not be liable for any settlement of any action, suit, claim or proceeding effected without its written consent; provided, however, that the Indemnifying Party shall not unreasonably withhold, delay or condition its consent. The Indemnifying Party further agrees that it will not, without the Indemnified Party’s prior written consent (which shall not be unreasonably withheld or delayed), settle or compromise any claim or consent to entry of any judgment in respect thereof in any pending or threatened action, suit, claim or proceeding in respect of which indemnification has been sought hereunder unless such settlement or compromise includes an unconditional release of such Indemnified Party from all liability arising out of such action, suit, claim or proceeding.

(d) For purposes of the indemnity contained in Sections 4.8(a)(1) and 4.8(b)(1), all qualifications and limitations set forth in the parties’ representations and warranties as to “materiality,” “Material Adverse Effect” and words of similar import, shall be disregarded in determining whether there shall have been any inaccuracy in or breach of any representations and warranties in this Agreement. The Corporation shall not be required to indemnify the Indemnified Parties pursuant to Section 4.8(a)(1) unless and until the aggregate amount of all Losses incurred with respect to all claims pursuant to Section 4.8(a)(1) exceed $100,000 (the Threshold Amount”), in which event the Corporation shall be responsible for all Losses including those below the Threshold Amount. The cumulative indemnification obligations of the Corporation to the Investor and all of the Indemnified Parties for inaccuracies in or breaches of representations and warranties, shall in no event exceed the Purchase Price.

(e) Any claims for indemnification pursuant to this Section 4.8 for breach of any representation or warranty can only be brought on or prior to the date on which the relevant representation or warranty expires pursuant to Section 5.1; provided that if notice of a claim for indemnification pursuant to this Section 4.8 for breach of any representation or warranty is brought prior to the end of such period, then the obligation to indemnify in respect of such breach shall survive as to such claim, until such claim has been finally resolved.

(f) The obligations of the Indemnifying Party under this Section 4.8 shall survive the transfer, redemption or conversion of the Securities issued pursuant to this Agreement, or the closing or termination of this Agreement and the Series B Preferred Stock Articles of Amendment, provided, that in the event of any transfer of the Securities to a third party, the Indemnifying Party shall have no obligations under this Section 4.8 to the transferee. The indemnity provided for in this Section 4.8 shall be the sole and exclusive monetary remedy of Indemnified Parties after the Closing for any inaccuracy of any of the representations and warranties contained in Sections 2.2 and 2.3 of this Agreement or any other breach of any covenant or agreement contained in this Agreement; provided that nothing herein shall limit in any way any such parties’ remedies in respect of fraud, intentional misrepresentation or omission or intentional misconduct by the other party in connection with the transactions contemplated hereby. No party to this Agreement (or any of its Affiliates) shall, in any event, be liable or otherwise responsible to any other party (or any of its Affiliates) for any consequential or punitive damages of such other party (or any of its Affiliates) arising out of or relating to this Agreement or the performance or breach hereof. The indemnification rights contained in this Section 4.8 are not limited or deemed waived by any investigation or knowledge by the Indemnified Party prior to or after the date hereof.

(g) Any indemnification payments pursuant to this Section 4.8 shall be treated as an adjustment to the Purchase Price for the Securities for U.S. federal income and applicable state and local Tax purposes, unless a different treatment is required by applicable law.

4.9 Registration Rights.

(a) Registration.

(1) Subject to the terms and conditions of this Agreement, the Corporation covenants and agrees that as promptly as reasonably practicable after the Closing Date (and in any event no later than the date that is 60 days after the Closing Date (the “Registration Deadline”)), the Corporation shall have prepared and filed with the SEC a Shelf Registration Statement (defined below) covering all Registrable Securities (or otherwise designate an existing Shelf Registration Statement filed with the SEC to cover the Registrable Securities), and, to the extent the Shelf Registration Statement has not theretofore been declared effective or is not automatically effective upon such filing, the Corporation shall use reasonable best efforts to cause such Shelf Registration Statement to be declared or become effective not later than the Registration Deadline and to keep such Shelf Registration Statement continuously effective and in compliance with the Securities Act and usable for resale of such Registrable Securities for a period from the date of its initial effectiveness until such time as there are no Registrable Securities remaining (including by refiling such Shelf Registration Statement (or a new Shelf Registration Statement) if the initial Shelf Registration Statement expires).

(2) Any registration pursuant to this Section 4.9(a) shall be effected by means of a shelf registration under the Securities Act (a “Shelf Registration Statement”) in accordance with the methods and distribution set forth in the Shelf Registration Statement and Rule 415. If the Investor or any other holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement intends to distribute any Registrable Securities by means of an underwritten offering it shall promptly so advise the Corporation and the Corporation shall take all reasonable steps to facilitate such distribution, including the actions required pursuant to Section 4.9(c); provided, that the Corporation shall not be required to facilitate an underwritten offering of Registrable Securities unless the expected gross proceeds from such offering exceed $10 million. The lead underwriters in any such distribution shall be selected by the holders of a majority of the Registrable Securities to be distributed and be reasonably acceptable to the Corporation.

(3) The Corporation shall not be required to effect a registration (including a resale of Registrable Securities from an effective Shelf Registration Statement) or an underwritten offering pursuant to this Section 4.9(a): (i) with respect to securities that are not Registrable Securities; (ii) during any Scheduled Black-out Period; or (iii) if the Corporation has notified the Investor and all other Holders that in the good faith judgment of the Corporation’s Board of Directors, it would be materially detrimental to the Corporation or its security holders for such registration or underwritten offering to be effected at such time, in which event the Corporation shall have the right to defer such registration or underwritten offering for a period of not more than 45 days after receipt of the request of the Investor or any other Holder; provided that such right to delay a registration or underwritten offering shall be exercised by the Corporation (A) only if the Corporation has generally exercised (or is concurrently exercising) similar black-out rights against holders of similar securities that have registration rights and (B) not more than twice in any 12-month period and not more than 90 days in the aggregate in any 12-month period.

(4) Whenever the Corporation proposes to register any of its equity securities, other than a registration pursuant to Section 4.9(a)(1) or a Special Registration, and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities, the Corporation will give prompt written notice to the Investor and all other Holders of its intention to effect such a registration (but in no event less than ten days prior to the anticipated filing date) and (subject to clause (6) below) will include in such registration all Registrable Securities with respect to which the Corporation has received written requests for inclusion therein within ten business days after the date of the Corporation’s notice (a “Piggyback Registration”). Any such person that has made such a written request may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Corporation and the managing underwriter, if any, on or before the fifth business day prior to the planned effective date of such Piggyback Registration. The Corporation may terminate or withdraw any registration under this Section 4.9(a)(4) prior to the effectiveness of such registration, whether or not the Investor or any other Holders have elected to include Registrable Securities in such registration. “Special Registration” means the registration of (i) equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or Form S-8 (or successor form) and (ii) shares of equity securities and/or options or other rights in respect thereof to be offered to directors, members of management, employees, consultants, customers, lenders or vendors of the Corporation or Corporation Subsidiaries or in connection with dividend reinvestment plans.

(5) If the registration referred to in Section 4.9(a)(4) is proposed to be underwritten, the Corporation will so advise the Investor and all other Holders as a part of the written notice given pursuant to Section 4.9(a)(4). In such event, the right of the Investor and all other Holders to registration pursuant to this Section 4.9(a) will be conditioned upon such persons’ participation in such underwriting and the inclusion of such persons’ Registrable Securities in the underwriting, and each such person will (together with the Corporation and the other persons distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Corporation. If any participating person disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Corporation, the managing underwriter and the Investor.

(6) Except as set forth on the Disclosure Schedules, the Corporation represents and warrants that it has not granted to any holder of its securities and agrees that it shall not grant “piggyback” registration rights to one or more third parties to include their securities in the Shelf Registration Statement or in an underwritten offering under the Shelf Registration Statement pursuant to Section 4.9(a)(2). If a Piggyback Registration under Section 4.9(a)(4) relates to an underwritten primary offering on behalf of the Corporation, and in either case the managing underwriters advise the Corporation that in their reasonable opinion the number of securities requested to be included in such offering exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Corporation will include in such registration or prospectus only such number of securities that in the reasonable opinion of such underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority: (i) first, in the case of a Piggyback Registration under Section 4.9(a)(4), the securities the Corporation proposes to sell, (ii) second, Registrable Securities of the Investor and all other Holders who have requested registration of Registrable Securities pursuant to Section 4.9(a)(2) or 4.9(a)(4), as applicable, pro rata on the basis of the aggregate number of such securities or shares owned by each such person and (iii) third, any other securities of the Corporation that have been requested to be so included, subject to the terms of this Agreement.

(b) Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Corporation. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the holders of the securities so registered pro rata on the basis of the aggregate offering or sale price of the securities so registered.

(c) Obligations of the Corporation. The Corporation shall use its reasonable best efforts for so long as there are Registrable Securities outstanding, to take such actions as are under its control to remain a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) if it becomes eligible for such status in the future (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)). In addition, whenever required to effect the registration of any Registrable Securities or facilitate the distribution of Registrable Securities pursuant to an effective Shelf Registration Statement, the Corporation shall, as expeditiously as reasonably practicable:

(1) Prepare and file with the SEC a prospectus supplement with respect to a proposed offering of Registrable Securities pursuant to an effective registration statement, subject to this Section 4.9(c), and keep such registration statement effective or such prospectus supplement current until the securities described therein are no longer Registrable Securities.

(2) Prepare and file with the SEC such amendments and supplements to the applicable registration statement and the prospectus or prospectus supplement used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(3) Furnish to the Holders and any underwriters such number of copies of the applicable registration statement and each such amendment and supplement thereto (including in each case all exhibits) and of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned or to be distributed by them.

(4) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders or any managing underwriter(s), to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such Holder; provided that the Corporation shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(5) Notify each Holder of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the applicable prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

(6) Give written notice to the Holders:

(i) when any registration statement filed pursuant to Section 4.9(a) or any amendment thereto has been filed with the SEC (except for any amendment effected by the filing of a document with the SEC pursuant to the Exchange Act) and when such registration statement or any post-effective amendment thereto has become effective;

(ii) of any request by the SEC for amendments or supplements to any registration statement or the prospectus included therein or for additional information;

(iii) of the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose;

(iv) of the receipt by the Corporation or its legal counsel of any notification with respect to the suspension of the qualification of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(v) of the happening of any event that requires the Corporation to make changes in any effective registration statement or the prospectus related to the registration statement in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made); and

(vi) if at any time the representations and warranties of the Corporation contained in any underwriting agreement contemplated by Section 4.9(c)(10) cease to be true and correct.

(7) Use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any registration statement referred to in Section 4.9(c)(6)(iii) at the earliest practicable time.

(8) Upon the occurrence of any event contemplated by Section 4.9(c)(5) or 4.9(c)(6)(v), promptly prepare a post-effective amendment to such registration statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Holders and any underwriters, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Corporation notifies the Holders in accordance with Section 4.9(c)(6)(v) to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Holders and any underwriters shall suspend use of such prospectus and use their reasonable best efforts to return to the Corporation all copies of such prospectus (at the Corporation’s expense) other than permanent file copies then in such Holder’s or underwriter’s possession. The total number of days that any such suspension may be in effect in any 180-day period shall not exceed 60 days.

(9) Use reasonable best efforts to procure the cooperation of the Corporation’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the Holders or any managing underwriter(s).

(10) If an underwritten offering is requested pursuant to Section 4.9(a)(2), enter into an underwriting agreement in customary form, scope and substance and take all such other actions reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith or by the managing underwriter(s), if any, to expedite or facilitate the underwritten disposition of such Registrable Securities, and in connection therewith in any underwritten offering (including making members of management and executives of the Corporation available to participate in “road shows,” similar sales events and other marketing activities), (i) make such representations and warranties to the Holders that are selling stockholders and the managing underwriter(s), if any, with respect to the business of the Corporation and its subsidiaries, and the Shelf Registration Statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in customary form, substance and scope, and, if true, confirm the same if and when requested, (ii) use its reasonable best efforts to furnish the underwriters with opinions of counsel to the Corporation, addressed to the managing underwriter(s), if any, covering the matters customarily covered in such opinions requested in underwritten offerings, (iii) use its reasonable best efforts to obtain “cold comfort” letters from the independent certified public accountants of the Corporation (and, if necessary, any other independent certified public accountants of any business acquired by the Corporation for which financial statements and financial data are included in the Shelf Registration Statement) who have certified the financial statements included in such Shelf Registration Statement, addressed to each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures customary in underwritten offerings, and (v) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith, their counsel and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Corporation. Notwithstanding anything contained herein to the contrary, the Corporation shall not be required to enter into any underwriting agreement or permit any underwritten offering absent an agreement by the applicable underwriter(s) to indemnify the Corporation in form, scope and substance as is customary in underwritten offerings by the Corporation.

(11) Make available for inspection by a representative of Holders that are selling stockholders, the managing underwriter(s), if any, and any attorneys or accountants retained by such Holders or managing underwriter(s), at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Corporation, and cause the officers, directors and employees of the Corporation to supply all information in each case reasonably requested (and of the type customarily provided in connection with due diligence conducted in connection with a registered public offering of securities) by any such representative, managing underwriter(s), attorney or accountant in connection with such Shelf Registration Statement.

(12) Cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Corporation are then listed or, if no similar securities issued by the Corporation are then listed on any securities exchange, use its reasonable best efforts to cause all such Registrable Securities to be listed on the New York Stock Exchange or the NASDAQ Capital Market, as determined by the Corporation.

(13) If requested by Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith, or the managing underwriter(s), if any, promptly include in a prospectus supplement or amendment such information as the Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith or managing underwriter(s), if any, may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such amendment as soon as practicable after the Corporation has received such request.

(14) Timely provide to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(d) Suspension of Sales. During any Scheduled Black-out Period and upon receipt of written notice from the Corporation that a registration statement, prospectus or prospectus supplement contains or may contain an untrue statement of a material fact or omits or may omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that circumstances exist that make inadvisable use of such registration statement, prospectus or prospectus supplement, each Holder of Registrable Securities shall forthwith discontinue disposition of Registrable Securities until termination of such Scheduled Black-out Period or until such Holder has received copies of a supplemented or amended prospectus or prospectus supplement, or until such Holder is advised in writing by the Corporation that the use of the prospectus and, if applicable, prospectus supplement may be resumed, and, if so directed by the Corporation, such Holder shall deliver to the Corporation (at the Corporation’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the prospectus and, if applicable, prospectus supplement covering such Registrable Securities current at the time of receipt of such notice. The total number of days that any such suspension may be in effect in any 180-day period shall not exceed 60 days.

(e) Termination of Registration Rights. A Holder’s registration rights as to any securities held by such Holder (and its Affiliates, partners, members and former members) shall not be available unless such securities are Registrable Securities provided that the registration rights shall no longer be available to a Holder if the Holder and its Affiliates hold less than 1% of the sum of the number of shares of outstanding Common Stock and the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock.

(f) Furnishing Information.

(1) Neither the Investor nor any Holder shall use any free writing prospectus (as defined in Rule 405) in connection with the sale of Registrable Securities without the prior written consent of the Corporation.

(2) It shall be a condition precedent to the obligations of the Corporation with respect to the Investor and/or the selling Holders to take any action pursuant to Section 4.9(c) that the Investor and/or the selling Holders and the underwriters, if any, shall furnish to the Corporation such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registered offering of their Registrable Securities.

(g) Indemnification.

(1) The Corporation agrees to indemnify each Holder and, if a Holder is a person other than an individual, such Holder’s officers, directors, employees, agents, representatives and Affiliates, and each person, if any, that controls a Holder within the meaning of the Securities Act (each, an “Indemnitee”), against any and all Losses, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of material fact contained in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents incorporated therein by reference or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Corporation or authorized by it in writing for use by such Holder (or any amendment or supplement thereto); or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Corporation shall not be liable to such Indemnitee in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (i) an untrue statement or omission made in such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Corporation or authorized by it in writing for use by such Holder (or any amendment or supplement thereto), in reliance upon and in conformity with information regarding such Indemnitee or its plan of distribution or ownership interests which was furnished in writing to the Corporation by such Indemnitee for use in connection with such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto, or (ii) offers or sales effected by or on behalf such Indemnitee “by means of” (as defined in Rule 159A) a “free writing prospectus” (as defined in Rule 405) that was not authorized in writing by the Corporation.

(2) If the indemnification provided for in Section 4.9(g)(1) is unavailable to an Indemnitee with respect to any Losses or is insufficient to hold the Indemnitee harmless as contemplated therein, then the Corporation, in lieu of indemnifying such

Indemnitee, shall contribute to the amount paid or payable by such Indemnitee as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnitee, on the one hand, and the Corporation, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the Corporation, on the one hand, and of the Indemnitee, on the other hand, shall be determined by reference to, among other factors, whether the untrue statement of a material fact or omission to state a material fact relates to information supplied by the Corporation or by the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; the Corporation and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 4.9(g)(2) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 4.9(g)(1). No Indemnitee guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Corporation if the Corporation was not guilty of such fraudulent misrepresentation.

(h) Assignment of Registration Rights. The rights of the Investor to registration of Registrable Securities pursuant to Section 4.9(a) may be assigned by the Investor to a transferee or assignee of Registrable Securities (i) to which there is transferred to such transferee no less than $3 million in Registrable Securities or (ii) to any person owning equity securities of the Investor or which is a limited partner or similar investor in any Affiliate of the Investor; provided, however, that the transferor shall, within ten days after such transfer, furnish to the Corporation written notice of the name and address of such transferee or assignee and the number and type of Registrable Securities that are being assigned.

(i) Holdback. With respect to any underwritten offering of Registrable Securities by the Investor or other Holders pursuant to this Section 4.9, the Corporation agrees not to effect (other than pursuant to such registration or pursuant to a Special Registration) any public sale or distribution, or to file any Shelf Registration Statement (other than such registration or a Special Registration) covering any of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the period not to exceed ten days prior and 90 days following the pricing date of such offering (which period may be extended upon the request of the underwriter, to the extent required by any NASD rules, for an additional period of up to 15 days if the Corporation issues or proposes to issue an earnings or other public release within 15 days of the expiration of the 90-day lockup period). The Corporation also agrees to cause each of its directors and senior executive officers, other than the Board Representative, to execute and deliver customary lockup agreements in such form and for such time period up to 90 days as may be requested by the managing underwriter. In addition, the Holder agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of, any Common Stock (or other securities) of the Corporation held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of the Common Stock (or other securities) of the Corporation not to exceed 10 days prior to and 90 days following the pricing date of any underwritten offering that includes any Registrable Securities of the Holders (which period may be extended upon the request of the underwriter, to the extent required by any NASD rules, for an additional period of up to 15 days if the Corporation issues or proposes to issue an earnings or other public release within 15 days of the expiration of the 90-day lockup period); provided that the executive officers and directors of the Corporation enter into similar agreements and only if such Persons remain subject thereto for such 90 day period. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Corporation or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto.

(j) Rule 144; Rule 144A Reporting. With a view to making available to the Investor and Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Corporation agrees to use its reasonable best efforts to:

(1) make and keep public information available, as those terms are understood and defined in Rule 144(c)(1) or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of this Agreement;

(2) file with the SEC, in a timely manner, all reports and other documents required of the Corporation under the Exchange Act, and if at any time the Corporation is not required to file such reports, make available, upon the request of any Holder, such information necessary to permit sales pursuant to Rule 144A (including the information required by Rule 144A(d)(4) and the Securities Act);

(3) so long as the Investor or a Holder owns any Registrable Securities, furnish to the Investor or such Holder forthwith upon written request: a written statement by the Corporation as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Exchange Act; a copy of the most recent annual or quarterly report of the Corporation; and such other reports and documents as the Investor or Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration; and

(4) take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act.

(k) As used in this Section 4.9, the following terms shall have the following respective meanings:

(1) “Holder” means the Investor and any other holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 4.9(h) hereof.

(2) “Holders’ Counsel” means one counsel for the selling Holders chosen by Holders holding a majority interest in the Registrable Securities being registered.

(3) “Register,” “registered,” and “registration” shall refer to a registration effected by preparing and (a) filing a registration statement in compliance with the

Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement or (b) filing a prospectus and/or prospectus supplement in respect of an appropriate effective registration statement on Form S-3 or other form approved by the holders of a majority of Registrable Securities available for sales of securities pursuant to Rule 415 under the Securities Act.

(4) “Registrable Securities” means (A) all Common Stock and Series B Preferred Stock held by the Investor from time to time, (B) the shares of Common Stock or Series B Preferred Stock issued at the Closing and (C) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in the foregoing clause (A) or (B) by way of conversion, exercise or exchange thereof or stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization, including the Common Stock issuable upon conversion of the Series B Preferred Stock pursuant to the Series B Preferred Stock Articles of Amendment, provided that, once issued, such securities will not be Registrable Securities when (i) they are sold pursuant to an effective registration statement under the Securities Act, (ii) they shall have ceased to be outstanding or (iii) they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities. No Registrable Securities may be registered under more than one registration statement at one time.

(5) “Registration Expenses” means all expenses incurred by the Corporation in effecting any registration pursuant to this Agreement (whether or not any registration or prospectus becomes effective or final) or otherwise complying with its obligations under this Section 4.9, including, without limitation, all registration, filing and listing fees, printing expenses, fees and disbursements of counsel for the Corporation, blue sky fees and expenses, expenses incurred by the Corporation in connection with any “road show,” the reasonable fees and disbursements of Holders’ Counsel for such counsel rendering services customarily performed by counsel to selling stockholders that are submitted to the Corporation in writing, and expenses of the Corporation’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, but shall not include Selling Expenses and the compensation of regular employees of the Corporation, which shall be paid in any event by the Corporation.

(6) “Rule 144,” “Rule 144A,” “Rule 158,” “Rule 159A,” “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.

(7) “Scheduled Black-out Period” means the period from and including the last day of a fiscal quarter of the Corporation to and including the business day after the day on which the Corporation publicly releases its earnings for such fiscal quarter.

(8) “Selling Expenses” means all discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities.

(l) At any time, any holder of Securities (including any Holder) may elect to forfeit its rights set forth in this Section 4.9 from that date forward; provided, that a Holder forfeiting such rights shall nonetheless be entitled to participate under Sections 4.9(a)(4)-(6) in any Pending Underwritten Offering to the same extent that such Holder would have been entitled to if the holder had not withdrawn; and provided, further, that no such forfeiture shall terminate a Holder’s rights or obligations under Section 4.9(f) with respect to any prior registration or Pending Underwritten Offering. “Pending Underwritten Offering” means, with respect to any Holder forfeiting its rights pursuant to this Section 4.9(l), any underwritten offering of Registrable Securities in which such Holder has advised the Corporation of its intent to register its Registrable Securities either pursuant to Section 4.9(a)(2) or 4.9(a)(4) prior to the date of such Holder’s forfeiture.

4.10 Additional Regulatory Matters.

(a) Each of the Corporation and the Investor agrees to cooperate and use its reasonable best efforts to ensure, including by communicating with each other with respect to their respective purchases of Common Stock, that neither the Investor nor any of its Affiliates will become, or control, a “bank holding company” within the meaning of the BHC Act or be required to file a notice of any type under the CBC Act. The Corporation shall not knowingly take any action which would reasonably be expected to pose a substantial risk that the Investor or any of its Affiliates will become, or control, a “bank holding company” within the meaning of the BHC Act or be required to file a notice of any type under the CBC Act, including undertaking any redemption, recapitalization, or repurchase of Common Stock, of securities or rights, options, or warrants to purchase Common Stock, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for Common Stock in each case, where the Investor is not given the right to participate in such redemption, recapitalization, or repurchase to the extent of the Investor’s pro rata proportion; provided, however, that the Corporation shall not be deemed to have violated this Section 4.10 if it has given the Investor the opportunity to participate in such redemption, recapitalization, or repurchase to the extent of the Investor’s pro rata proportion and the Investor fails to so participate.

(b) So long as the Investor and its Affiliates own 5% or more of all of the outstanding shares of Common Stock (counting for such purposes all shares of Common Stock into or for which shares of any Securities owned by the Investor and its Affiliates are directly or indirectly convertible or exercisable):

(1) each of the Corporation and the Investor agrees to cooperate and use its reasonable best efforts to ensure, including by communicating with each other with respect to their respective purchases of Common Stock, that neither the Investor nor any of its Affiliates will become, or control, a “bank holding company” within the meaning of the BHC Act or be required to file a notice of any type under the CBC Act; and

(2) the Corporation shall not knowingly take any action which would reasonably be expected to pose a substantial risk that the Investor or any of its Affiliates will become, or control, a “bank holding company” within the meaning of the BHC Act or be required to file a notice of any type under the CBC Act, including undertaking any redemption, recapitalization, or repurchase of Common Stock, of securities or rights, options, or warrants to purchase Common Stock, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for Common Stock in each case, where the Investor is not given the right to participate in such redemption, recapitalization, or repurchase to the extent of the Investor’s pro rata proportion; provided, however, that the Corporation shall not be deemed to have violated this Section 4.10(a) if it has given the Investor the opportunity to participate in such redemption, recapitalization, or repurchase to the extent of the Investor’s pro rata proportion and the Investor fails to so participate.

(c) Notwithstanding anything in this Agreement, including the provisions of Section 4.10, in no event will the Investor or any of its Affiliates be obligated to:

(1) Without limiting clause (c)(2) below, (A) propose or accept any divestiture of any of the Investor’s or any of its Affiliates’ assets, or (B) accept any operational restriction on the Investor’s or any of its Affiliates’ business, or agree to take any action that limits the Investor’s or its Affiliates’ commercial practices in any way (except as they relate to the Corporation and the Corporation Subsidiaries) to maintain its investment hereunder other than according to the commitments provided to the Board of Governors of the Federal Reserve System set forth in Exhibit E; or

(2) Propose or agree to accept any term or condition or otherwise modify the terms of this Agreement or the Series B Preferred Stock Articles of Amendment, including, for the avoidance of doubt, the terms or the amount of the Securities to be delivered by the Corporation under this Agreement, if such term, condition, modification or confirmation would (A) materially adversely affect (with respect to the Investor or its Affiliates) any material term of the transactions, or (B) adversely affect (with respect to the Investor or its Affiliates) any material financial term of the transactions contemplated by this Agreement or the Series B Preferred Stock Articles of Amendment.

ARTICLE V

Miscellaneous

5.1 Survival. Each of the representations and warranties set forth in this Agreement shall survive the Closing under this Agreement but only for a period of 24 months following the Closing Date (or until final resolution of any claim or action arising from the breach of any such representation and warranty, if notice of such breach was provided prior to the end of such period) and thereafter shall expire and have no further force and effect; provided that the representations and warranties in Sections 2.2(a), 2.2(b), 2.2(c), 2.2(d), , 2.2(p), 2.2(u), 2.2(aa), 2.2(cc), 2.3(a) and 2.3(b) shall survive indefinitely. Except as otherwise provided herein, all covenants and agreements contained herein shall survive for the later of the duration of any statutes of limitations applicable thereto or until, by their respective terms, they are no longer operative.

5.2 Amendment. No amendment or waiver of this Agreement will be effective with respect to any party unless made in writing and signed by an officer of a duly authorized representative of such party.

5.3 Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The conditions to each party’s obligation to consummate the Closing are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. No waiver of any party to this Agreement will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.

5.4 Counterparts and Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

5.5 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement and the transactions contained hereby, whether in tort or contract or at law or in equity, exclusively in the United States District Court for the Southern District of New York or the Supreme Court of the State of New York for the County of New York and (i) irrevocably submits to the exclusive jurisdiction of the such courts, (ii) waives any objection to laying venue in any such action or proceeding in the such courts, (iii) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party hereto and (iv) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 5.7 of this Agreement.

5.6 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

5.7 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by telecopy or facsimile, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(1)	If to the Investor:

Aquiline BNC Holdings LLC

535 Madison Avenue

New York, New York 10022

Attn: Ezra Berger

Facsimile: (212) 624-9510

with a copy to (which copy alone shall not constitute notice):

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Attn: Mark J. Menting

Facsimile: (212) 558-3588

(2)	If to the Corporation:

BNC Bancorp

High Point, North Carolina 27265

Attn: W. Swope Montgomery, Jr.

          Chief Executive Officer

Facsimile: (336) 889-8996

with a copy to (which copy alone shall not constitute notice):

Womble Carlyle Sandridge & Rice, PLLC

271 17th Street, N.W.

Suite 2400

Atlanta, Georgia 30363

Attn: Steven S. Dunlevie

Facsimile: (404) 870-4828

5.8 Entire Agreement, etc. This Agreement (including the Exhibits and Disclosure Schedules hereto) and the Series B Preferred Stock Articles of Amendment constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof; the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, and with respect to the Investor, its permitted assigns; and this Agreement will not be assignable by operation of law or otherwise (any attempted assignment in contravention hereof being null and void), except that the Investor shall be permitted to assign its rights or obligations hereunder (i) to any Affiliate entity, but only if the transferee agrees in writing for the benefit of the Corporation to be bound by the terms hereof as if it were the Investor (with a copy thereof to be furnished to the Corporation (any such transferee shall be included in the term “Investor”)); provided, further, that no such assignment shall relieve the Investor of any of its obligations under this Agreement and (ii) as and to the extent provided in Sections 4.3(g) and 4.9. For the avoidance of doubt, the confidentiality agreement, dated as of December 18, 2009, by and between the Corporation and the Investor, shall be void and supplanted by the terms of this Agreement.

5.9 Other Definitions. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex and schedule references not attributed to a particular document shall be references to such exhibits, annexes and schedules to this Agreement. When used herein:

(1) the term “subsidiary” means, with respect to any company, (a) any company 25% or more of whose voting shares is directly or indirectly owned or controlled by such company, or is held by it with power to vote; (b) any company the election of a majority of whose directors is controlled in any manner by such company; or (c) any company with respect to the management of policies of which such company has the power, directly or indirectly, to exercise a controlling influence;

(2) the term “Affiliate” means, with respect to any person, any company that controls, is controlled by, or is under common control with another company;

(3) the word “or” is not exclusive;

(4) the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;

(5) the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;

(6) “business day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of North Carolina or New York City generally are authorized or required by law or other governmental actions to close;

(7) “person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act;

(8) “Beneficially Own,” is defined in Rules 13d-3 and 13d-5 of the Exchange Act; and

(9) “ knowledge of the Corporation” or “Corporation’s knowledge” means the actual knowledge of the officers of the Corporation listed on Disclosure Schedule 5.9(9).

5.10 Captions. The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

5.11 Severability. If any provision of this Agreement or the application thereof to any person (including, the officers and directors of the Investor and the Corporation) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

5.12 No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer or shall confer upon any person other than the express parties hereto, any benefit right or remedies, except that the provisions of Sections 4.3(g), 4.8 and 4.9 shall inure to the benefit of the persons referred to in those Sections to the extent provided therein. The representations and warranties set forth in Article II and the covenants set forth in Articles III and IV have been made solely for the benefit of the parties to this Agreement and (a) may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (b) have been qualified by reference to the Disclosure Schedules of each party, each of which contains certain disclosures that are not reflected in the text of this Agreement; and (c) may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, the Corporation.

5.13 Time of Essence. Time is of the essence in the performance of each and every term of this Agreement

5.14 Public Announcements. Subject to each party’s disclosure obligations imposed by law or regulation, each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated by this Agreement or the Series B Preferred Stock Articles of Amendment, and no party hereto will make any such news release or public disclosure without first consulting with the other party hereto and receiving its consent (which shall not be unreasonably withheld, conditioned, or delayed), and each party shall coordinate with the other with respect to any such news release or public disclosure.

5.15 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to seek specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.

*    *    *

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

BNC BANCORP

By:	/s/ W. Swope Montgomery, Jr.
	Name:	W. Swope Montgomery, Jr.
	Title:	President and Chief Executive Officer

AQUILINE BNC HOLDINGS LLC a Delaware limited liability company

By:	/s/ Jeffrey Greenberg
	Name:	Jeffrey Greenberg
	Title:	Authorized Signatory

[Signature Page to Investment Agreement]